Exhibit 99.1

CSFB 2004-C1	Collateral and Structural Term Sheet	February 17, 2004

CMBS New Issue

CSFB 2004-C1

Collateral & Structural Term Sheet

$1,449,055,000

(Approximate)

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates,
Series 2004-C1

Credit Suisse First Boston	PNC Capital Markets, Inc.

WaMu Capital Corp.	Lehman Brothers

McDonald Investments A KeyCorp Company

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction.  You have requested that Credit Suisse First Boston LLC, PNC Capital Markets, Inc., McDonald Investments Inc., WaMu Capital Corp. and Lehman Brothers Inc. (collectively, the “Underwriters”) provide to you information in connection with your consideration of the purchase of certain securities described herein.  The attached information is being provided to you for informative purposes only in response to your specific request.  By accepting this material the recipient agrees that it will not distribute or provide the material to any other person.  The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable.  However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request.  Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities.  This information may not be delivered by you to any other person without the Underwriters’ prior written consent.  The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein.  The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein.  Information contained in this material is current as of the date appearing on this material only.  Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets.  All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.

I.                                         Transaction Offering

Class	Expected Ratings (1)	Initial Principal Balance or Notional Amount		Approximate % of Total Initial Principal Balance	Approximate Credit Support	Initial Pass- Through Rate (2)	Assumed Weighted Average Life (years) (3)	Expected Maturity (3)	Expected Principal Window (3)	Legal Status	ERISA (4)
Offered Certificates:
A-1	Aaa/AAA	$84,226,000		5.19%	14.50%	%	2.1	12/07	4/04 – 12/07	Public	Yes
A-2	Aaa/AAA	$260,312,000		16.06%	14.50%	%	4.4	1/09	12/07 – 1/09	Public	Yes
A-3	Aaa/AAA	$156,544,000		9.66%	14.50%	%	7.0	3/13	1/09 – 3/13	Public	Yes
A-4	Aaa/AAA	$885,147,000		54.59%	14.50%	%	9.6	1/14	3/13 – 1/14	Public	Yes
B	Aa2/AA	$44,586,000		2.75%	11.75%	%	9.9	2/14	1/14 – 2/14	Public	Yes
C	Aa3/ AA-	$18,240,000		1.13%	10.63%	%	9.9	2/14	2/14 – 2/14	Public	Yes
Non-Offered Certificates (5):
D	A2/A	$36,480,000		2.25%	8.38%	%	9.9	2/14	2/14 – 2/14	Private-144A	Yes
E	A3/A-	$18,240,000		1.13%	7.25%	%	9.9	2/14	2/14 – 2/14	Private-144A	Yes
F	Baa1/BBB+	$22,293,000		1.37%	5.88%	%	9.9	2/14	2/14 – 2/14	Private-144A	Yes
G	Baa2/BBB	$16,213,000		1.00%	4.88%	%	9.9	2/14	2/14 – 2/14	Private-144A	Yes
H	Baa3/BBB-	$18,240,000		1.13%	3.75%	%	9.9	2/14	2/14 – 2/14	Private-144A	Yes
J	Ba1/BB+	$8,107,000		0.50%	3.25%	%	9.9	2/14	2/14 – 2/14	Private-144A	No
K	Ba2/BB	$8,106,000		0.50%	2.75%	%	9.9	2/14	2/14 – 2/14	Private-144A	No
L	Ba3/BB-	$6,080,000		0.38%	2.38%	%	9.9	2/14	2/14 – 2/14	Private-144A	No
M	B1/B+	$10,133,000		0.62%	1.75%	%	10.0	1/15	2/14 – 1/15	Private-144A	No
N	B2/B	$4,054,000		0.25%	1.50%	%	11.5	10/15	1/15 – 10/15	Private-144A	No
O	B3/B-	$4,053,000		0.25%	1.25%	%	12.3	11/17	10/15 – 11/17	Private-144A	No
P	NR/NR	$20,266,959		1.25%	0.00%	%	18.2	11/28	11/17 – 11/28	Private-144A	No
A-X	Aaa/AAA	$1,621,320,959	(6)	100.00%	N/A	%	8.3	11/28	N/A	Private-144A	Yes
A-SP	Aaa/AAA	$1,525,776,000	(6)	94.11%	N/A	%	5.5	3/11	N/A	Private-144A	Yes
A-Y (7)	Aaa/AAA	$148,581,712	(6)	9.16%	N/A	%	9.2	1/24	N/A	Private-144A	Yes

(1)          These classes are expected to be rated by Moody’s Investors Service, Inc and Standard & Poor’s Rating Service. “NR” means not rated.

(2)          Classes   ,    and    will be fixed rate.  Classes  ,    and    will have a pass through rate that is fixed subject to net WAC of the mortgage pool.  Classes    and    will have a pass through rate that is equal to the net WAC of the mortgage pool.

(3)          Assumes 0% CPR, no defaults, no extensions and ARD Loans (as described in the prospectus supplement) pay in full on their respective anticipated repayment dates.  Otherwise based on “Modeling Assumptions” set forth in the prospectus supplement.  Assumed weighted average life expressed in years.

(4)          Expected to be eligible for Credit Suisse First Boston LLC individual prohibited transaction exemption under ERISA.

(5)          Not offered by the prospectus supplement or this term sheet.

(6)          Notional Amount.

(7)          Represents aggregation of interest strips off select residential cooperative mortgage loans.  Those interest strips are taken into account in calculating the net WAC of the mortgage pool.

Mortgage Loan Seller Profile:

Column Financial, Inc., “Column”, will be selling 161 mortgage loans, representing 69.3% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp for transfer to the trust.  This includes 17 mortgage loans, representing 6.4% of the initial mortgage pool balance, acquired from KeyBank National Association in December 2003.  Column was established in August 1993 and is an indirect wholly owned subsidiary of Credit Suisse Group.  Column has originated more than 5,800 commercial and multifamily mortgage loans, totaling approximately $49 billion, since its inception.  Column sources, underwrites and closes various mortgage loan products through 18 production offices located throughout the U.S. and Canada.

PNC Bank, National Association, “PNC Bank,” will be selling 29 mortgage loans, representing 15.4% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp for transfer to the trust.  PNC Bank is headquartered in Pittsburgh, Pennsylvania and is a wholly owned subsidiary of The PNC Financial Services Group, Inc., which had approximately $72.3 billion of assets as of September 30, 2003.  PNC Bank has originated over 1,100 conduit loans totaling approximately $5.0 billion since 1998.  PNC Bank’s conduit operation, including origination, underwriting, and closing activities, is based in Overland Park, Kansas.

NCB, FSB, a wholly owned subsidiary of National Consumer Cooperative Bank “NCB”, will be selling 62 mortgage loans, representing 10.0% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp for transfer to the trust.  NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of Treasury.  NCB, headquartered in Washington, D.C., was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized entities throughout the United States of America.  By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers.  NCB and its affiliates have originated over $4.0 billion in commercial and multifamily loans and securitized over $3.1 billion of such originations.

KeyBank National Association, “KeyBank”, will be selling 10 mortgage loans, representing 5.3% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp for transfer to the trust.  KeyBank, a wholly owned subsidiary of KeyCorp, is a national banking association.  KeyBank, headquartered in Cleveland, Ohio, provides financial services, including commercial and multifamily real estate financing, throughout the United States.  As of December 31, 2003, KeyBank had total assets of approximately $74.3 billion, total liabilities including minority interests in consolidated subsidiaries of approximately $69.3 billion and approximately $5.1 billion in stockholders’ equity.   As of December 31, 2003, KeyBank Real Estate Capital, a division of KeyBank, had total assets of approximately $8.2 billion, comprised of construction and interim loans, CMBS investments, and conduit and other fixed rate permanent loans.  The Commercial Mortgage Group originated approximately $2.2 billion in commercial mortgage loans in 2003 and has a current servicing portfolio of $25.4 billion.

II.                  Collateral Overview (1)

• Mortgage Loan Pool
Initial Mortgage Pool Balance:	$1,621,320,959
Average Cut-off Date Principal Balance:	$6,188,248
Loans / Properties:	262 / 283
Largest Loan:	8.7%
Five Largest Loans / Group of Loans:	27.8%
Ten Largest Loans / Group of Loans:	35.8%

• Property Type Concentrations
Multifamily (2):	35.5%
Retail:	32.8% (Anchored 30.0%; Unanchored 2.7%)
Mixed Use:	12.6%
Office:	8.8%
Hotel:	6.2%
Self Storage:	2.2%
Industrial:	2.0%

• Geographic Distribution
New York:	20.0%
California (3):	19.7% (Southern 12.4% / Northern 7.3%)
Texas:	12.8%
Wisconsin:	6.1%
Other:	37 other states which comprise 4.8% or less individually

• Credit Statistics
Wtd. Avg. Underwritten DSCR:	2.27x
Wtd. Avg. Cut-off Date LTV Ratio:	63.0%
Wtd. Avg. Balloon/ARD LTV Ratio:	53.8%

(1)               All information provided based on a Cut-off Date in March 2004 unless otherwise noted.

(2)               Includes Manufactured Housing properties, which comprise 2.1% of the initial mortgage pool balance.

(3)               “Southern California” consists of mortgaged real properties in California in zip codes less than or equal to 93600.  “Northern California” consists of mortgaged real properties in zip codes greater than 93600.

II.                  Collateral Overview (continued)

• Loans with Reserve Requirements (1), (2)
Tax escrows:	74.3%
Insurance escrows:	64.4%
Cap. Ex escrows:	88.9%
TI/LC escrows (3):	93.4%

• Mortgage Loan Pool Characteristics
Gross WAC:	5.5930%
Wtd. Avg. Remaining Term (4):	108 Months
Wtd. Avg. Seasoning:	4 Months
Call Protection:

All of the mortgage loans provide for either a prepayment lockout period (“Lockout”), a defeasance period (“Defeasance”), a yield maintenance premium period (“YMP”), a static prepayment premium period (“SPP”), or a combination thereof.

Lockout/Defeasance:	86.8%
Ownership Interest:	88.0% (Fee); 11.9% (Leasehold); 0.1% (Fee/Leasehold (5))
Delinquency:

None of the mortgage loans will be 30 days or more delinquent with respect to any monthly debt service payment as of the January 2004 due date or at any time during the 12-month period preceding that date.

(1)               Includes loans with provisions for upfront and/or collected reserves.

(2)               Includes those loans providing for springing reserves.

(3)               TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, mixed use and industrial properties.

(4)               In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date.

(5)               Fee/Leasehold refers to loans that are secured by collateral in which the related borrower owns a fee interest and separate collateral in which the related borrower owns a leasehold interest.

III.              Transaction Overview

Offered Certificates:	Classes A-1, A-2, A-3, A-4, B and C

Pass-Through Structure:	Senior/Subordinate, Sequential Pay Pass-Through Certificates

Mortgage Loan Sellers:	Column Financial, Inc.; PNC Bank, National Association; NCB, FSB; and KeyBank National Association

Lead Manager:	Credit Suisse First Boston LLC

Bookrunner:	Credit Suisse First Boston LLC

Co-Managers:	PNC Capital Markets, Inc.; McDonald Investments Inc.; WaMu Capital Corp.; and Lehman Brothers Inc.

Rating Agencies:	Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services

Master Servicers:	KeyCorp Real Estate Capital Markets, Inc.; Midland Loan Services, Inc.; and NCB, FSB

Special Servicers:	Lennar Partners, Inc.; and National Consumer Cooperative Bank

Trustee:	Wells Fargo Bank Minnesota, N.A.

Cut-Off Date:	March 2004

Settlement Date:	On or about March 15, 2004

Distribution Date:	The fourth business day following the Determination Date in that month, beginning April 2004

Determination Date:	The eleventh calendar day of the month, or, if the eleventh calendar day is not a business day, the next succeeding business day, beginning in April 2004

Minimum Denominations:	$10,000 for all offered certificates and in additional multiples of $1

Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest

SMMEA:	It is expected that upon initial issuance, Classes A-1, A-2, A-3, A-4, B and C of the certificates will be “mortgage related securities” for purposes of SMMEA

ERISA:	Classes A-1, A-2, A-3, A-4, B and C are expected to be eligible for the Lead Manager’s individual prohibited transaction exemption with respect to ERISA, subject to certain conditions of eligibility

Tax Treatment:	REMIC

Analytics:	Cashflows are expected to be available through Bloomberg, the Trepp Group, Intex Solutions and Standard & Poor’s Conquest

IV.             Structure Description

•                       The P&I certificates will be paid principal sequentially beginning with Class A-1.

•                       The Class A-X and Class A-SP Certificates will collectively accrue interest on the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O and P Certificates. The Class A-Y Certificates represent an aggregation of interest strips off, and will accrue interest on the total principal balance of, select residential cooperative mortgage loans (such mortgage loans, the “Class A-Y Co-op Mortgage Loans”).  The Preliminary Prospectus Supplement describes the notional amounts on which Classes A-X, A-SP and A-Y respectively accrue interest.

•                       The Class A-X and Class A-SP Certificates will collectively accrue interest at a rate approximately equal to the excess, if any, of the weighted average net coupon for the mortgage pool over the weighted average pass-through rate for the Class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O and P Certificates. For the Class A-Y Co-op Mortgage Loans, the relevant net coupon for purposes of determining the weighted average net coupon for the mortgage pool will be 5.05% per annum.  The Class A-Y Certificates will accrue interest at a rate approximately equal to the excess of the weighted average of the mortgage interest rates, net of the annual rates at which master servicing, primary servicing and trustee fees are calculated, for the Class A-Y Co-op Mortgage Loans, over 5.05% per annum.  The Preliminary Prospectus Supplement describes the pass-through rates at which Classes A-X, A-SP and A-Y respectively accrue interest.

V.                 Yield Maintenance Prepayment Premium / Static Prepayment Premium Allocation

Yield Maintenance Prepayment Premiums

Yield Maintenance Charges (exclusive of any Yield Maintenance Charges allocated to the Class A-Y) will generally be distributed on any Distribution Date as follows:  A portion (based on the product of the Base Interest Fraction and the Principal Entitlement Fraction as described below) will be delivered to one or more of the following Classes: A-1, A-2, A-3, A-4, B, C, D, E, F, G and H (the “Yield Maintenance Classes”).  The entire amount remaining will be distributed to Class A-X and in some cases the Class A-SP.

With respect to each Yield Maintenance Class, the “Base Interest Fraction” is a fraction, not greater than one or less than zero, having:

• a numerator equal to the excess, if any, of the pass-through rate on such class of certificates over the relevant discount rate, and

• a denominator equal to the excess, if any, of the mortgage interest rate of the prepaid loan over the relevant discount rate.

With respect to each Yield Maintenance Class, the “Principal Entitlement Fraction” is a fraction having:

• a numerator equal to the total principal distributable on such class of certificates on the subject Distribution Date, and

• a denominator equal to the total principal distributable on all the certificates, public and private, on the subject Distribution Date.

Static Prepayment Premiums:

Static Prepayment Premium Charges (exclusive of any Static Prepayment Premium Charges allocated to the Class A-Y) will generally be distributed on any Distribution Date as follows:  A portion (based on the product of the Base Interest Fraction and the Principal Entitlement Fraction as described above) will be delivered to one or more of the following Classes: A-1, A-2, A-3, A-4, B, C, D, E, F, G and H (the “Static Prepayment Premium Classes”).  The remainder will be distributed to Class A-X.

V.                 Yield Maintenance Prepayment Premium / Static Prepayment Premium Allocation (continued)

Yield Maintenance Charge Example:

The following is an example of the Yield Maintenance Charge / Static Prepayment Premium allocation based on the following assumptions:

•                       Class receiving 100% of the principal is A-1

•                       Mortgage rate:  8.00%

•                       The Discount Rate at time of prepayment:  5.75%

•                       The Class A-1 Pass-Through Rate is equal to 7.00%

Method	Class A-1 Certificates	Class A-X / Class A-SP Certificates

(Class Pass Through Rate – Discount Rate)	(7.00% - 5.75%)	(100.00% - Class A-1 Certificate Percentage)
(Mortgage Rate-Discount Rate)	(8.00% - 5.75%)

Yield Maintenance Charge Allocation	55.56%	44.44%

VI.             Additional Deal Features

Prepayment Interest Shortfalls:

Any Prepayment Interest Shortfalls that are not offset by the compensating payments by the Master Servicers to be made in limited circumstances will generally be allocated pro-rata to each interest-bearing Class of Certificates (other than the Class A-Y Certificates) in proportion to the amount of interest accrued on such Class for such distribution date.  However, a portion of any such uncovered Prepayment Interest Shortfall incurred in respect of a Class A-Y Coop Mortgage Loan will be allocable to the Class A-Y Certificates to the extent described in the Prospectus Supplement.

Principal & Interest Advances:

The Master Servicers will generally be required to advance delinquent scheduled payments of principal and interest on the mortgage loans (excluding any balloon payments, default interest or excess interest) and other required amounts through liquidation, subject to a recoverability standard.  The Master Servicers will be required to make advances for those balloon loans that become defaulted after their maturity dates, on the same amortization schedule as if the maturity date had not occurred.  Each Master Servicer will be responsible for making advances solely with respect to the mortgage loans as to which it is the applicable Master Servicer.  In the event that a Master Servicer fails to make a required advance of delinquent scheduled payments of principal and interest, the Trustee will be obligated to make the advance.

Optional Termination:

On any Distribution Date on which the mortgage pool balance, net of outstanding advances of principal, is less than 1% of the Initial Mortgage Pool Balance, the trust fund may be terminated and the certificates retired at the option of any of the following: any single holder or group of holders of a majority of the controlling class (as described in the Prospectus Supplement); a Master Servicer; or a Special Servicer.  The relative priorities of such parties with respect to exercising this option are described in the Prospectus Supplement.

MORTGAGED REAL PROPERTIES BY STATE

State	Number of Underlying Mortgaged Real Properties	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (1)

New York	70	$324,249,998	20.0%	5.7389%	4.39	x	42.8%
California	27	319,427,624	19.7%	4.9415%	2.11		59.8%
Southern California (2)	18	201,187,092	12.4%	5.5089%	1.60		63.5%
Northern California (2)	9	118,240,532	7.3%	3.9760%	2.97		53.5%
Texas	45	207,134,136	12.8%	5.9202%	1.41		75.9%
Wisconsin	8	98,698,184	6.1%	3.9304%	2.08		64.4%
Ohio	13	77,177,136	4.8%	5.4938%	1.41		76.8%
Illinois	7	53,424,898	3.3%	5.9592%	1.60		61.1%
Florida	13	51,570,869	3.2%	5.7482%	1.70		70.5%
Virginia	5	44,817,970	2.8%	6.3529%	1.89		65.7%
Washington	6	39,256,137	2.4%	6.3839%	1.56		69.7%
Oklahoma	5	38,209,106	2.4%	5.7863%	1.55		70.1%
Georgia	5	34,813,151	2.1%	5.8101%	1.39		75.1%
North Carolina	3	33,520,550	2.1%	5.9365%	1.36		71.8%
Michigan	6	30,107,033	1.9%	6.2107%	1.85		67.9%
Maryland	1	26,341,707	1.6%	6.8800%	1.57		71.0%
New Hampshire	1	23,000,000	1.4%	5.3800%	2.34		61.2%
Indiana	7	21,970,651	1.4%	5.8741%	1.43		74.2%
New Mexico	4	20,575,416	1.3%	5.9137%	1.48		72.7%
Arizona	3	19,432,147	1.2%	5.9817%	1.31		71.9%
Tennessee	5	16,418,988	1.0%	5.8912%	1.56		69.0%
Oregon	4	16,368,083	1.0%	5.9460%	1.36		75.0%
Nevada	2	15,906,435	1.0%	5.9581%	1.39		74.8%
Missouri	5	13,337,699	0.8%	6.0409%	1.45		74.4%
Connecticut	5	12,407,904	0.8%	6.1293%	3.30		62.7%
Pennsylvania	5	12,167,717	0.8%	6.0774%	1.55		69.4%
Utah	4	10,063,909	0.6%	6.6075%	1.74		66.1%
New Jersey	3	10,025,307	0.6%	6.5700%	1.37		69.7%
Kansas	2	9,415,725	0.6%	5.4447%	1.31		79.8%
Hawaii	1	5,469,842	0.3%	6.1800%	2.10		41.2%
Massachusetts	1	4,685,646	0.3%	5.6400%	1.41		67.9%
Louisiana	3	4,419,383	0.3%	6.2610%	2.18		54.3%
Iowa	1	4,328,747	0.3%	6.6600%	1.79		68.7%
Arkansas	3	4,000,706	0.2%	6.2247%	1.31		71.0%
Colorado	1	3,919,551	0.2%	6.1300%	1.34		74.7%
Kentucky	2	2,983,290	0.2%	6.4800%	1.55		70.5%
Nebraska	1	2,518,087	0.2%	5.9300%	1.30		68.1%
Maine	1	1,785,876	0.1%	6.4300%	1.72		70.0%
South Dakota	1	1,710,516	0.1%	6.0700%	1.36		75.2%
South Carolina	1	1,705,551	0.1%	5.9900%	1.37		72.3%
Minnesota	1	1,692,856	0.1%	5.9700%	1.33		62.7%
Alabama	1	1,191,004	0.1%	6.3700%	1.51		64.0%
Mississippi	1	1,071,422	0.1%	6.0700%	1.36		75.2%

Total/Weighted Average:	283	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

(1)         Based on a Cut-off Date in March 2004.

(2)         Southern California consists of mortgaged properties in California zip codes less than or equal to 93600.

Northern California consists of mortgaged real properties in California zip codes greater than 93600.

Property Type	Number of Underlying Mortgaged Real Properties	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (1)

Multifamily	159	$575,557,639	35.5%	5.7894%	3.13	x	58.6%
Retail	59	531,301,606	32.8%	4.9978%	1.98		62.7%
Mixed Use	11	203,594,514	12.6%	5.8097%	1.59		67.6%
Office	23	142,896,487	8.8%	5.6396%	1.58		68.1%
Hotel	11	99,848,632	6.2%	6.7955%	1.71		67.5%
Self Storage	13	35,020,823	2.2%	6.1065%	1.44		68.4%
Industrial	7	33,101,259	2.0%	6.0290%	1.40		72.1%

Total/Weighted Average:	283	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

(1)         Based on a Cut-off Date in March 2004.

MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

Property Type	Property Sub-Type	Number of Underlying Mortgaged Real Properties	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (1)

Multifamily
	Conventional	83	$386,378,736	23.8%	5.7917%	1.45	x	74.9%
	Cooperative	61	155,272,922	9.6%	5.7446%	7.67		15.2%
	Manufactured Housing	15	33,905,981	2.1%	5.9683%	1.54		71.8%

Total/Weighted Average:		159	$575,557,639	35.5%	5.7894%	3.13x		58.6%

Retail
	Anchored (2)	42	$486,881,430	30.0%	4.8990%	2.02	x	62.3%
	Unanchored	17	44,420,176	2.7%	6.0811%	1.55		67.9%

Total/Weighted Average:		59	$531,301,606	32.8%	4.9978%	1.98	x	62.7%

Hotel
	Full Service	6	$74,852,545	4.6%	6.8195%	1.68	x	68.5%
	Limited Service	5	24,996,087	1.5%	6.7234%	1.83		64.7%

Total/Weighted Average:		11	$99,848,632	6.2%	6.7955%	1.71x		67.5%

(1)          Based on a Cut-off Date in March 2004.

(2)          Includes shadow anchored properties.

MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

Fee/Leasehold	Number of Underlying Mortgaged Real Properties	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (1)

Fee	279	$1,426,877,253	88.0%	5.7723%	2.22	x	64.5%
Leasehold	3	193,246,286	11.9%	4.2695%	2.56		52.1%
Fee/Leasehold	1	1,197,421	0.1%	5.6100%	12.34		10.7%

Total/Weighted Average:	283	$1,621,320,959	100.0%	5.5930%	2.27x		63.0%

(1)         Based on a Cut-off Date in March 2004.

CUT-OFF DATE PRINCIPAL BALANCES (1)

Range of Cut-off Date Principal Balances			Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (1)

$338,620	-	750,000	15	$9,082,091	0.6%	6.0684%	7.57	x	32.8%
750,001	-	1,000,000	16	14,276,754	0.9%	6.2378%	5.86		44.1%
1,000,001	-	1,250,000	20	23,292,727	1.4%	6.0255%	6.72		40.3%
1,250,001	-	1,500,000	22	31,088,908	1.9%	6.1071%	4.02		52.0%
1,500,001	-	2,000,000	31	55,495,869	3.4%	6.2311%	2.84		54.5%
2,000,001	-	2,500,000	23	51,221,073	3.2%	5.9898%	1.79		61.7%
2,500,001	-	3,000,000	15	40,655,471	2.5%	5.8743%	3.29		62.8%
3,000,001	-	4,000,000	23	82,205,743	5.1%	5.9235%	1.91		61.6%
4,000,001	-	4,500,000	14	59,658,430	3.7%	6.1117%	1.54		71.6%
4,500,001	-	5,000,000	8	39,194,544	2.4%	5.9996%	1.97		65.4%
5,000,001	-	7,500,000	24	148,198,198	9.1%	5.9384%	2.50		57.4%
7,500,001	-	10,000,000	17	149,169,481	9.2%	5.7552%	3.48		53.4%
10,000,001	-	12,500,000	12	134,216,285	8.3%	5.9780%	1.39		73.9%
12,500,001	-	15,000,000	4	55,295,360	3.4%	5.7703%	1.65		69.1%
15,000,001	-	20,000,000	5	88,201,184	5.4%	5.8059%	1.32		77.4%
20,000,001	-	25,000,000	6	132,489,751	8.2%	5.5321%	1.53		75.0%
25,000,001	-	30,000,000	1	25,537,632	1.6%	6.1000%	1.40		77.5%
30,000,001	-	50,000,000	2	81,650,103	5.0%	6.5533%	1.49		70.1%
50,000,001	-	75,000,000	1	69,072,487	4.3%	3.1080%	2.38		59.8%
75,000,001	-	$141,318,867	3	331,318,867	20.4%	4.8445%	2.18		57.8%

Total/Weighted Average:			262	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

Maximum Cut-off Date Principal Balance (1):	$141,318,867
Minimum Cut-off Date Principal Balance (1):	$338,620
Average Cut-off Date Principal Balance (1):	$6,188,248

(1)         Based on a Cut-off Date in March 2004.

UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

Range of U/W DSCRs				Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (1)

1.15x	-	1.25		12	$85,601,844	5.3%	5.7486%	1.23	x	75.3%
1.26	-	1.31		20	110,405,747	6.8%	5.8027%	1.29		76.9%
1.32	-	1.37		39	271,969,199	16.8%	5.9683%	1.35		74.3%
1.38	-	1.43		27	115,738,277	7.1%	6.0160%	1.40		74.2%
1.44	-	1.49		32	146,049,134	9.0%	5.8367%	1.47		73.4%
1.50	-	1.55		14	65,390,710	4.0%	6.1221%	1.52		71.5%
1.56	-	1.76		30	286,254,341	17.7%	5.9760%	1.64		67.0%
1.77	-	2.07		17	158,258,226	9.8%	5.6235%	1.84		57.2%
2.08	-	3.08		16	165,039,631	10.2%	4.4978%	2.41		52.9%
3.09	-	5.09		17	128,437,113	7.9%	4.0829%	3.65		40.5%
5.10	-	7.10		13	28,092,883	1.7%	5.7906%	6.11		13.9%
7.11	-	12.11		10	33,113,338	2.0%	5.4419%	9.34		8.2%
12.12	-	32.02	x	15	26,970,516	1.7%	5.6694%	17.70		4.5%

Total/Weighted Average:				262	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

Maximum U/W DSCR:	32.02	x
Minimum U/W DSCR:	1.15	x
Wtd. Avg. U/W DSCR:	2.27	x

(1)         Based on a Cut-off Date in March 2004.

CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

Range of Cut-off Date Loan-to-Value Ratios (1)			Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (1)

1.8%	-	10.0%	28	$61,632,397	3.8%	5.5568%	12.70	x	6.5%
10.1%	-	20.0%	22	54,862,320	3.4%	5.8860%	5.35		15.8%
20.1%	-	30.0%	7	24,258,806	1.5%	5.7686%	3.31		23.8%
30.1%	-	40.0%	7	19,595,864	1.2%	6.0726%	2.46		34.7%
40.1%	-	50.0%	4	106,812,268	6.6%	3.6937%	3.18		48.0%
50.1%	-	60.0%	20	237,378,997	14.6%	4.7010%	2.04		56.7%
60.1%	-	65.0%	19	90,892,241	5.6%	6.1585%	1.86		62.8%
65.1%	-	70.0%	35	296,375,075	18.3%	5.8799%	1.56		66.9%
70.1%	-	74.5%	45	236,615,046	14.6%	6.2185%	1.43		72.1%
74.6%	-	75.0%	13	66,682,801	4.1%	6.0008%	1.42		74.8%
75.1%	-	77.0%	14	101,662,709	6.3%	5.9902%	1.37		75.8%
77.1%	-	77.5%	7	65,339,994	4.0%	5.9703%	1.41		77.4%
77.6%	-	78.5%	8	28,437,981	1.8%	5.7421%	1.34		78.2%
78.6%	-	79.5%	24	146,836,016	9.1%	5.6387%	1.39		79.1%
79.6%	-	80.0%	7	63,758,664	3.9%	5.6097%	1.27		79.9%
80.1%	-	81.3%	2	20,179,779	1.2%	5.5193%	1.35		81.2%

Total/Weighted Average:			262	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

Maximum Cut-off Date LTV Ratio (1):	81.3%
Minimum Cut-off Date LTV Ratio (1):	1.8%
Wtd. Avg. Cut-off Date LTV Ratio (1):	63.0%

(1)         Based on a Cut-off Date in March 2004.

MORTGAGE INTEREST RATES

Range of Mortgage Interest Rates			Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (1)

3.1080%	-	4.5000%	3	$162,771,816	10.0%	3.2456%	2.93	x	53.9%
4.5001%	-	5.0000%	7	57,867,867	3.6%	4.8817%	2.75		65.5%
5.0001%	-	5.5000%	23	218,811,458	13.5%	5.2367%	2.75		56.1%
5.5001%	-	5.7500%	39	376,701,007	23.2%	5.6426%	2.30		62.6%
5.7501%	-	6.0000%	70	291,935,566	18.0%	5.8640%	2.29		64.4%
6.0001%	-	6.2500%	49	236,835,468	14.6%	6.0942%	1.81		70.2%
6.2501%	-	6.5000%	33	112,155,412	6.9%	6.3562%	1.68		68.0%
6.5001%	-	6.7500%	23	89,352,246	5.5%	6.6560%	1.87		62.5%
6.7501%	-	7.2500%	10	66,836,779	4.1%	6.8850%	1.61		67.9%
7.2501%	-	8.2300%	5	8,053,340	0.5%	7.8086%	1.46		63.2%

Total/Weighted Average:			262	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

Maximum Mortgage Interest Rate:	8.2300%
Minimum Mortgage Interest Rate:	3.1080%
Wtd. Avg. Mortgage Interest Rate:	5.5930%

(1)         Based on a Cut-off Date in March 2004.

UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

Loan Type	Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (1)

Balloon	235	$1,317,217,750	81.2%	5.7093%	2.00	x	65.0%
Interest Only	12	165,616,000	10.2%	4.2129%	4.98		44.3%
ARD	7	109,594,705	6.8%	6.1283%	1.54		69.6%
Fully Amortizing	8	28,892,504	1.8%	6.1741%	1.87		52.1%

Total/Weighted Average:	262	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

(1)         Based on a Cut-off Date in March 2004.

ORIGINAL TERMS TO STATED MATURITY(1)

Range of Original Terms to Stated Maturity (Months) (1)			Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (2)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (2)

60	-	84	25	$291,554,227	18.0%	4.2272%	2.36	x	62.6%
85	-	120	226	1,291,129,026	79.6%	5.8743%	2.26		63.3%
121	-	300	11	38,637,706	2.4%	6.5019%	1.73		56.0%

Total/Weighted Average:			262	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

Maximum Original Term to Stated Maturity (Months) (1):	300
Minimum Original Term to Stated Maturity (Months) (1):	60
Wtd. Avg. Original Term to Stated Maturity (Months) (1):	113

(1)         In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.

(2)         Based on a Cut-off Date in March 2004.

REMAINING TERMS TO STATED MATURITY (1),(2)

Range of Remaining Terms to Stated Maturity (Months)(1),(2)			Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (2)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (2)

45	-	84	25	$291,554,227	18.0%	4.2272%	2.36	x	62.6%
85	-	117	179	855,569,669	52.8%	5.9866%	2.39		61.8%
118	-	296	58	474,197,064	29.2%	5.7227%	1.98		65.2%

Total/Weighted Average:			262	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

Maximum Remaining Term to Stated Maturity (Months)(1),(2) :	296
Minimum Remaining Term to Stated Maturity (Months)(1),(2):	45
Wtd. Avg. Remaining Term to Stated Maturity (Months)(1),(2):	108

(1)         In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.

(2)         Based on a Cut-off Date in March 2004.

ORIGINAL AMORTIZATION TERMS (1)

Range of Original Amortization Terms (Months) (1)			Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (2)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (2)

Interest Only			12	$165,616,000	10.2%	4.2129%	4.98	x	44.3%
120	-	300	110	424,582,408	26.2%	6.2565%	1.67		67.1%
301	-	360	123	979,001,387	60.4%	5.5316%	1.85		66.8%
361	-	600	17	52,121,165	3.2%	5.7281%	6.27		16.4%

Total/Weighted Average:			262	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

Maximum Original Amortization Term (Months) (3):	600
Minimum Original Amortization Term (Months) (3):	120
Wtd. Avg. Original Amortization Term (Months) (3):	345

(1)         In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.

(2)         Based on a Cut-off Date in March 2004.

(3)         Does not include Mortgage Loans with interest only payments until ARD/Maturity Date.

REMAINING AMORTIZATION TERMS (1),(2)

Range of Remaining Amortization Terms (Months) (1),(2)			Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (2)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (2)

Interest Only			12	$165,616,000	10.2%	4.2129%	4.98	x	44.3%
116	-	250	21	38,145,376	2.4%	5.9529%	2.44		51.7%
251	-	300	89	386,437,031	23.8%	6.2864%	1.59		68.7%
301	-	355	56	309,219,900	19.1%	5.2809%	1.93		66.8%
356	-	360	67	669,781,487	41.3%	5.6474%	1.82		66.8%
361	-	597	17	52,121,165	3.2%	5.7281%	6.27		16.4%

Total/Weighted Average:			262	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

Maximum Remaining Amortization Term (Months)(2),(3):	597
Minimum Remaining Amortization Term (Months)(2),(3):	116
Wtd. Avg. Remaining Amortization Term (Months)(2),(3):	341

(1)         In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.

(2)         Based on a Cut-off Date in March 2004.

(3)         Does not include Mortgage Loans with interest only payments until ARD/Maturity Date.

YEARS BUILT / YEARS RENOVATED (1)

Range of Years Built/Renovated(1)			Number of Underlying Mortgaged Real Properties	Cut-off Date Principal Balance (2)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (2)

1950	-	1980	14	$22,850,922	1.4%	6.0296%	3.95	x	55.2%
1981	-	1985	9	25,061,452	1.5%	6.0427%	2.65		52.7%
1986	-	1990	32	138,893,458	8.6%	5.9344%	2.06		64.9%
1991	-	1995	29	155,500,788	9.6%	5.9225%	2.02		63.4%
1996	-	1999	59	259,066,774	16.0%	5.9971%	2.43		63.7%
2000	-	2001	62	244,886,007	15.1%	5.7770%	2.80		62.0%
2002	-	2003	78	775,061,559	47.8%	5.2452%	2.07		63.2%

Total/Weighted Average:			283	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

Most Recent Year Built/Renovated:	2003
Oldest Year Built/Renovated:	1950
Wtd. Avg. Year Built/Renovated:	1999

(1)         Years Built/Renovated reflects the later of the year built, the year renovated, or the co-op conversion date in the case of cooperative mortgaged real properties.

(2)         Based on a Cut-off Date in March 2004.

OCCUPANCY RATES AT UNDERWRITING (1)

Range of Occupancy Rates at U/W (1)			Number of Underlying Mortgaged Real Properties	Cut-off Date Principal Balance (2)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (2)

67%	-	85%	21	$83,871,977	5.2%	5.8554%	1.41	x	73.2%
86%	-	90%	30	185,293,681	11.4%	5.6565%	1.49		72.0%
91%	-	93%	26	186,345,663	11.5%	5.8296%	1.43		74.2%
94%	-	95%	24	259,990,565	16.0%	5.7606%	1.56		69.0%
96%	-	97%	24	126,947,374	7.8%	4.7508%	1.91		63.2%
98%	-	100%	86	523,750,145	32.3%	5.2912%	1.92		64.4%

Total/Weighted Average:			211	$1,366,199,405	84.3%	5.4879%	1.69	x	68.1%

Maximum Occupancy Rate at U/W (1):	100%
Minimum Occupancy Rate at U/W (1):	67%
Wtd. Avg. Occupancy Rate at U/W (1):	94%

(1)         Does not include hospitality or cooperative properties.

(2)         Based on a Cut-off Date in March 2004.

PREPAYMENT PROVISION AS OF CUT-OFF DATE (1),(2)

Range of Remaining Terms to Stated Maturity (Years) (1),(2)			Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Remaining Lockout Period (Months)(1)	Weighted Average Remaining Lockout Plus YM Period (Months)(1)	Weighted Average Remaining Lockout Plus YM Plus Premium Period (Months)(1)	Weighted Average Remaining Maturity (Months)(1),(2)

45	-	60	16	$251,051,150	15.5%	47	47	47	53
61	-	90	11	43,601,703	2.7%	74	78	78	81
91	-	110	9	26,731,548	1.6%	99	104	104	107
111	-	115	92	393,967,541	24.3%	107	109	110	114
116	-	120	123	867,331,312	53.5%	106	113	113	118
121	-	296	11	38,637,706	2.4%	133	227	232	235

Total/Weighted Average:			262	$1,621,320,959	100.0%	97	103	104	108

(1)         Based on a Cut-off Date in March 2004.

(2)         In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

PREPAYMENT OPTION

Prepayment Option	Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Remaining Lockout Period (Months) (1)	Weighted Average Remaining Lockout Plus YM Period (Months) (1)	Weighted Average Remaining Lockout Plus YM Plus Premium Period (Months) (1)	Weighted Average Remaining Maturity (Months) (1),(2)

Lockout / Defeasance	200	$1,407,801,949	86.8%	102	102	102	106
Lockout / Yield Maintenance	25	114,321,542	7.1%	40	133	133	137
Lockout / Static	29	57,991,608	3.6%	103	103	120	124
Yield Maintenance	7	34,491,942	2.1%	0	82	82	86
Lockout / Defeasance / Static	1	6,713,918	0.4%	91	91	108	114

Total/Weighted Average:	262	$1,621,320,959	100.0%	97	103	104	108

(1)         Based on a Cut-off Date in March 2004.

(2)         In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

MORTGAGE POOL PREPAYMENT PROFILE (1)

Mortgage Pool Prepayment Profile (1)

Date	Months Since Cut-off Date	Number of Underlying Mortgage Loans	Outstanding Balance (mm)	% of Pool Lockout	% of Pool Yield Maintenance	% of Pool Prepayment Premium	% of Pool Open	Total

Mar-04	0	262	$1,621.3	97.9%	2.1%	0.0%	0.0%	100.0%

Mar-05	12	262	$1,602.8	97.8%	2.2%	0.0%	0.0%	100.0%

Mar-06	24	262	$1,582.6	97.7%	2.3%	0.0%	0.0%	100.0%

Mar-07	36	262	$1,559.7	93.6%	6.4%	0.0%	0.0%	100.0%

Mar-08	48	260	$1,506.6	84.5%	8.5%	0.0%	7.0%	100.0%

Mar-09	60	246	$1,272.5	90.5%	9.5%	0.0%	0.0%	100.0%

Mar-10	72	246	$1,248.3	90.5%	9.5%	0.0%	0.0%	100.0%

Mar-11	84	237	$1,185.5	90.4%	9.3%	0.0%	0.2%	100.0%

Mar-12	96	234	$1,154.8	90.2%	9.3%	0.6%	0.0%	100.0%

Mar-13	108	231	$1,120.2	82.8%	9.3%	4.8%	3.1%	100.0%

Mar-14	120	11	$29.4	61.9%	38.1%	0.0%	0.0%	100.0%

Mar-15	132	11	$28.1	62.0%	38.0%	0.0%	0.0%	100.0%

Mar-16	144	10	$22.3	54.6%	45.4%	0.0%	0.0%	100.0%

Mar-17	156	10	$21.1	54.7%	45.3%	0.0%	0.0%	100.0%

Mar-18	168	10	$19.7	54.8%	45.2%	0.0%	0.0%	100.0%

Mar-19	180	7	$14.4	33.1%	57.5%	9.4%	0.0%	100.0%

Mar-20	192	7	$13.1	34.1%	57.5%	8.4%	0.0%	100.0%

Mar-21	204	6	$10.4	26.6%	65.2%	8.1%	0.0%	100.0%

Mar-22	216	6	$9.0	27.7%	66.0%	6.2%	0.0%	100.0%

Mar-23	228	6	$7.5	29.3%	67.2%	3.4%	0.0%	100.0%

Mar-24	240	2	$6.0	31.7%	68.3%	0.0%	0.0%	100.0%

Mar-25	252	2	$5.0	31.7%	68.3%	0.0%	0.0%	100.0%

Mar-26	264	2	$3.9	31.8%	68.2%	0.0%	0.0%	100.0%

Mar-27	276	2	$2.8	31.9%	68.1%	0.0%	0.0%	100.0%

Mar-28	288	2	$1.5	32.2%	67.8%	0.0%	0.0%	100.0%

(1)         Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.

UNDERLYING MORTGAGE LOAN SELLER

Mortgage Loan Seller	Number of Underlying Mortgage Loans	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (1)

Column	161(2)	$1,123,863,310	69.3%	5.5141%	1.78	x	66.1%
PNC	29	249,642,058	15.4%	5.8222%	1.38		74.7%
NCB, FSB	62	161,764,504	10.0%	5.7507%	7.39		18.3%
KeyBank	10	86,051,087	5.3%	5.6626%	1.51		72.5%

Total/Weighted Average:	262	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

(1)         Based on a Cut-off Date in March 2004.

(2)         Includes 17 mortgage loans, representing 6.4% of the initial mortgage pool balance, acquired from KeyBank National Association in December 2003.

LARGE MORTGAGE LOAN CONCENTRATION

Concentration	Cut-off Date Principal Balance(1)	Percentage of Initial Mortgage Pool Balance	Weighted Average Mortgage Interest Rate	Weighted Average U/W DSCR		Weighted Average Cut-off Date LTV Ratio (1)

Top 1	$141,318,867	8.7%	5.6600%	1.66	x	65.7%
Top 3	331,318,867	20.4%	4.8445%	2.18		57.8%
Top 5	450,092,688	27.8%	4.8028%	2.15		59.6%
Top 7	507,579,089	31.3%	4.9462%	2.06		61.1%
Top 10	579,730,300	35.8%	5.0674%	2.03		62.0%

Entire Pool	$1,621,320,959	100.0%	5.5930%	2.27	x	63.0%

(1) Based on a Cut-off Date in March 2004.

PARI PASSU LOANS

Loan	Orginal A-Note Balances	Cut-off Date A-Note Balances (1)	Transaction	Special Servicer	Cut-off Date Subordinate Balances (1)

Beverly Center
	$100,000,000	$100,000,000	CSFBMSC 2004-C1	Lennar Partners, Inc. (2)	$41,000,000
	206,500,000	206,500,000	TBD	TBD

	$306,500,000	$306,500,000	N/A	N/A	$41,000,000

Stanford Shopping Center
	$90,000,000	$90,000,000	CSFBMSC 2004-C1	Lennar Partners, Inc.
	75,000,000	75,000,000	CSFBMSC 2003-C5	Clarion Partners, LLC (2)

	$165,000,000	$165,000,000	N/A	N/A	N/A

Mayfair Mall
	$70,000,000	$69,072,487	CSFBMSC 2004-C1	Lennar Partners, Inc.
	80,000,000	78,939,985	CSFBMSC 2003-C5	Clarion Partners, LLC
	50,000,000	49,337,491	CSFBMSC 2003-C4	Lennar Partners, Inc. (2)

	$200,000,000	$197,349,963	N/A	N/A	N/A

(1)         Based on a Cut-off Date in March 2004.

(2)         Initial Special Servicer.

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SIGNIFICANT MORTGAGE LOANS

#	Loan Name	Property Type	Cut-off Date Principal Balance (1)	Percentage of Initial Mortgage Pool Balance	SF/Units/ Rooms		Loan per SF/Units/ Rooms (1)		Mortgage Interest Rate	U/W DSCR		Cut-off Date LTV Ratio (1)
1	Bay Plaza Community Center	Mixed Use	$141,318,867	8.7%	509,710		$277		5.6600%	1.66	x	65.7%
2	Beverly Center	Retail	$100,000,000	6.2%	855,015		$358	(2)	5.0820%	1.81	x(2)	54.4	% (2)
3	Stanford Shopping Center	Retail	$90,000,000	5.6%	1,387,369	(3)	$119	(4)	3.3000%	3.42	x(4)	49.3	% (4)
4	Mayfair Mall	Retail/Office	$69,072,487	4.3%	1,277,483		$154	(5)	3.1080%	2.38	x(5)	59.8	% (5)
5	MeriStar Hospitality Portfolio	Hotel	$49,701,334	3.1%	497		$100,003		6.8800%	1.57	x	71.0%
6	Northfield Square Mall	Retail	$31,948,769	2.0%	381,877		$84		6.0450%	1.36	x	68.7%
7	TVO Portfolio	Multifamily	$25,537,632	1.6%	1,038		$24,603		6.1000%	1.40	x	77.5%
8	WestCoast Portfolio	Hotel	$25,151,210	1.6%	1,013		$24,828		6.7000%	1.89	x	63.5%
9	Bristol Park at Encino Commons Apartments	Multifamily	$24,000,000	1.5%	324		$74,074		5.6200%	1.27	x	80.0%
10	Canterbury Apartments	Multifamily	$23,000,000	1.4%	480		$47,917		5.3800%	2.34	x	61.2%
	Total / Wtd. Avg.		$579,730,300	35.8%	N/A		N/A		5.0674%	2.03	x	62.0%

(1)          Based on a March 2004 Cut-off Date.

(2)          The Beverly Center Mortgage Loan is pari passu with the Beverly Center Pari Passu Companion Loans.  Beverly Center Mortgage Loan and the Beverly Center Pari Passu Companion Loans are together called the Beverly Center Senior Loan, have a combined cut-off date principal balance of $306,500,000 and are senior to the Beverly Center Junior Companion Loans.  The Beverly Center Junior Companion Loans have a combined cut-off date principal balance of $41,000,000.  The Beverly Center Senior Loan has a mortgage interest rate of 5.0820% and the Beverly Center Junior Companion Loans have a weighted average mortgage interest rate of 6.7463%.  Unless otherwise stated, calculations presented herein are based on the Beverly Center Senior Loan.

(3)          Includes 853,338 SF of ground leased anchor space.

(4)          Calculation based on the Stanford Shopping Center Total Loan.

(5)          Calculation based on the Mayfair Mall Total Loan.

Bay Plaza Community Center

Loan Information

Cut-off Date Principal Balance (1):	$141,318,867

First Payment Date:	January 11, 2004

Mortgage Interest Rate:	5.6600% per annum

Amortization Term:	360 months

Maturity Date:	December 11, 2013

Maturity/ARD Balance:	$119,011,963

Interest Calculation:	Actual/360

Call Protection: (Payments)	Lockout/Defeasance: 116 Open: 4

Loan per SF (1):	$277

Upfront Reserves:	TI/LC Reserve (2)	$21,500,000

	Engineering Reserve	$12,500

Ongoing Reserves:	Tax and Insurance Reserve (3)	Yes

	Replacement Reserve (4)	$6,371

	TI/LC Reserve (5)	25,383

Lockbox:	Hard

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Mixed Use

Property Sub-Type:	Retail/Office

Location:	Bronx, New York

Year Built/Renovated:	1988/2003

Square Feet:	509,710

Retail SF:	384,837

Office SF:	124,837 (6)

Total Occupancy at U/W (7):	94%

Retail Occupancy at U/W (7):	100%

Office Occupancy at U/W (7):	77% (8)

Ownership Interest:	Fee

Major Tenants:	NRSF	% Of Total NRSF	Lease Expiration
Pathmark	67,333	13.2%	10/31/2013
AMC General Cinema	55,700	10.9%	3/31/2020
Cablevision	55,400	10.9%	8/31/2018
Linens N’ Things	50,000	9.8%	8/31/2013
Levitz Furniture	43,000	8.4%	8/31/2023

Property Management:	Prestige Properties & Development Co., Inc.

U/W Net Cash Flow:	$16,343,964

U/W DSCR:	1.66x

Appraised Value:	$215,000,000

Cut-off Date LTV Ratio (1):	65.7%

Maturity/ARD LTV Ratio:	55.4%

(1)          Based on a March 2004 Cut-off Date.

(2)          The borrower made a one-time deposit of $13,000,000 and $8,500,000, into two separate TI/LC reserve accounts for Linens N’ Things and Levitz, respectively.  These two tenants have executed leases, but are not yet in occupancy.  These reserves were partially released to fund the build-out for the tenants with the remaining balance to be released upon:  (a) the tenants’ occupancy, (b) payment of rent, and (c) delivery of an estoppel acceptable to lender.  Levitz Furniture is scheduled to open for business by May 2004 and Linens N’ Things by November 2004.

(3)          The borrower is required to make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months.

(4)          Borrower is required to deposit $6,371 monthly ($76,457 per annum) into the replacement reserve fund.

(5)          Borrower is required to deposit $25,383 monthly ($304,598 per annum) into the TI/LC Reserve Fund, which is capped at $400,000.

(6)          The office building is 4 stories tall, has a separate entrance and parking field, and operates as a self-contained property.

(7)          Occupancy at U/W is based on the December 4, 2003 rent roll.

(8)          Two large tenants vacated in mid-2003, prior to which the office space was fully occupied.

Additional Information

•                  The Bay Plaza Mortgage Loan is expected to be shadow rated Baa3 by Moody’s.

•                  Bay Plaza Community Center (“Bay Plaza” or the “Subject”) is a mixed-use property (75.5% of net leasable area (“NRA”) is retail and 24.5% is office) located in the Bronx, New York.  Constructed in 1988, the Subject is located on a site bounded by I-95 and the Hutchinson River Parkway.

•                  Bay Plaza is strategically located at the south end of Co-op City, a 300-acre self-contained Mitchell-Lama housing community containing 15,400 residential units in 35 high-rise buildings.  Bay Plaza is located directly off the New England Thruway and the Hutchinson River Parkway and benefits from excellent vehicular access in the area.  The Triboro, Whitestone and Throgs Neck Bridges provide direct access to Manhattan, Queens, Brooklyn and Long Island while the George Washington Bridge provides access to New Jersey and points west.  Bay Plaza enjoys a dense and stable trade area, with Co-op City providing a strong and reliable market for the center.

•                  The Subject is part of the Bay Plaza retail development which has emerged as a dominant retail destination in the local market.  The Subject is a multi-level center consisting of 509,710 SF of NRA, including 384,837 SF of retail space and a 124,873 SF, 4-story office building that is located to the rear of the retail community center.

•                  Retail occupancy is 100%.  Pathmark (13.2% of NRA; $26.04/SF; Lease Exp. 10/31/2013), the Subject’s largest anchor, is a grocery store and occupies 67,333 SF.  Pathmark has been a consistent performer with $60.0 million in gross sales in 2002 (approximately $891/SF).  Other anchors at the Subject include a 17-screen AMC General Cinema (10.9% of NRA; $33.28/SF; Lease Exp. 3/31/2020) with sales of over $510,000 per screen in 2002, Kids World (4.3% of NRA; $41.59/SF; Lease Exp. 12/31/2018), Bally’s Total Fitness (4.1% of NRA; $21.85/SF; Lease Exp. 12/31/2015), Modell’s Sporting Goods (3.1% of NRA; $45.00/SF; Lease Exp. 1/31/2019), and a to-be-constructed 50,000 SF Linens n’ Things.  There is currently no vacant retail space at the center.

•                  Bay Plaza is further strengthened by its diverse mix of tenants, including local and national retailers as well as service, goods and food providers.  The in-line tenant mix includes Mandee, Applebee’s, FootAction, Dress Barn, Cingular Wireless, Sleepy’s, Radio Shack, Ashley Stewart and Petland Discount.  Total reported in-line retail sales for 2000, 2001 and 2002 were $412/SF, $491/SF and $482/SF, respectively.  The average occupancy cost for in-line center stores (under 10,000 SF) is 14.4% based on 2002 sales.

•                  The 124,873 SF of office space is situated in a four-story office building to the rear of the retail center.  The office building functions independently, having a separate entrance and a parking lot in the rear.  Cablevision (rated BB by S&P) (10.9% of NRA; $28.90/SF; Lease Exp. 8/31/2018) is the largest tenant, having just signed a 15-year lease for 55,400 SF, which includes a newly constructed floor (a vertical addition to the existing property).  Cablevision took occupancy at the beginning of September 2003.  After having been 100% occupied for three years, the office space is currently 77% occupied as two tenants (United Federation of Teachers and Prudential) vacated within the past 12 months. The Borrower expects this space to lease up quickly and has had preliminary conversations with Cablevision about expanding into this space on the same terms as its existing 15-year lease.

•                  The Subject is owned by Bay Plaza Community Center, LLC and managed by Prestige Properties & Development Co., Inc.  Sam Shalem and Irving Pergament are the principals of both companies.  Sam Shalem is Chairman & CEO and Irving Pergament is President of the company.  Mr. Shalem purchased the land for the subject in 1985 and completed the center in 1988.

Lease Rollover Schedule

Year	# Of Leases Rolling	Average Base Rent per SF Rolling	% Of Total SF Rolling	Cumulative % of SF Rolling	% Of Total Base Rental Revenues Rolling	Cumulative % of Total Rental Revenues Rolling
2004	4	$23.09	4.5%	4.5%	3.1%	3.1%
2005	6	$58.21	2.5%	7.0%	4.3%	7.4%
2006	5	$43.13	2.2%	9.2%	2.8%	10.3%
2007	1	$65.35	0.1%	9.3%	0.2%	10.5%
2008	5	$80.56	1.4%	10.6%	3.3%	13.8%
2009	8	$43.93	7.1%	17.7%	9.3%	23.1%
2010	3	$39.84	3.5%	21.3%	4.2%	27.3%
2011	1	$60.00	0.6%	21.9%	1.1%	28.5%
2012	3	$61.08	1.8%	23.7%	3.3%	31.8%
2013	5	$30.11	24.4%	48.2%	22.1%	53.9%
> 2014	11	$33.27	46.2%	94.4%	46.1%	100.0%
Vacant	N/A	N/A	5.6%	100.0%	N/A	N/A

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Beverly Center

Loan Information

Cut-off Date Principal Balance (1):

Beverly Center Mortgage Loan (1):	$100,000,000

Beverly Center Pari Passu Companion Loans (1):	$206,500,000

Beverly Center B-Note (1):	$20,000,000

Beverly Center C-Note (1):	$21,000,000

Beverly Center Total Loan:	$347,500,000

First Payment Date:	March 11, 2004

Mortgage Loan Interest Rate (1):	5.0820% per annum

Beverly Center Total Loan Interest Rate (1):	5.2785% per annum

Amortization Term:	Two years interest only, 360 month amortization schedule thereafter

Maturity Date:	February 11, 2014

Maturity/ARD Balance (2):	$87,116,610

Interest Calculation:	Actual/360

Call Protection: (Payments)	Lockout/Defeasance: 116 Open: 4

Loan per SF (1):	$358

Ongoing Reserves (3):	Tax and Insurance Reserve

Replacement Reserve (4)

Leasing Reserve (5)

Ground Lease Reserve (6)

Lockbox:	Springing

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Property Sub-Type:	Anchored

Location:	Los Angeles, California

Year Built/Renovated:	1982/2003

Square Feet:	855,015

Occupancy at U/W (7):	99%

Ownership Interest:	Leasehold

Major Tenants	NRSF	% Of Total NRSF	Lease Expiration
Bloomingdale’s	156,150	18.3%	3/31/2017
Macy’s	152,047	17.8%	3/1/2017
Macy’s Men’s Store	66,483	7.8%	12/31/2009
Bed, Bath & Beyond	42,878	5.0%	1/31/2008

Property Management:	The Taubman Company LLC

U/W Net Cash Flow:	$35,782,952

U/W DSCR (1):	1.81x

Appraised Value:	$563,000,000

Cut-off Date LTV Ratio (1):	54.4%

Maturity/ARD LTV Ratio (1):	47.4%

(1)          The Beverly Center Senior Loan is comprised of two components: (a) the Beverly Center Mortgage Loan, which will be an asset of the trust fund, with a cut-off date principal balance of $100,000,000 and an initial mortgage interest rate of 5.0820% per annum; and (b) the Beverly Center Pari Passu Companion Loans, which will not be assets of the trust fund, with a total cut-off date principal balance of $206,500,000 and an initial mortgage interest rate of 5.0820% per annum.  The Beverly Center Mortgage Loan is pari passu in right of payment with the Beverly Center Pari Passu Companion Loans.  The Beverly Center B-Note Loan and Beverly Center C-Note Loan are subordinate to the Beverly Center Senior Loan, and the Beverly Center C-Note Loan is subordinate to the Beverly Center B-Note Loan.  Unless otherwise stated, calculations presented herein are based on the Beverly Center Senior Loan.

(2)          The Beverly Center Total Loan maturity balance is $302,730,219.

(3)          The ongoing reserves are only required if (a) an event of default has occurred or is continuing or (b) the debt service coverage ratio for the Beverly Center Total Loan falls below 1.30x.

(4)          The borrower is required to make monthly deposits in the amount of $10,688 into the replacement reserve fund.  The borrower shall cease making deposits into the replacement reserve fund when amounts on deposit therein equal or exceed $256,512.

(5)          The borrower required to make monthly deposits in the amount of $82,746 into the leasing reserve fund.  The borrower shall cease making deposits into the leasing reserve fund when amounts on deposit therein equal or exceed $992,952.

(6)          The borrower required to make monthly deposits in an amount equal to the ground rent that will be payable.

(7)          Occupancy at U/W is based on the October 20, 2003 rent roll and does not include ground leased square footage.

Additional Information

•                  The Beverly Center Mortgage Loan is expected to be shadow rated Baa2 by Moody’s and BBB by S&P.

•                  Beverly Center (“Beverly”) is a trophy quality, 855,015 SF, eight-story enclosed regional shopping center located adjacent to Beverly Hills.  Anchored by Bloomingdale’s (156,150 SF) and Macy’s (152,047 SF), Beverly Center is one of the top performing malls in Southern California.  Bloomingdale’s had sales of $37.0 million ($237/SF) in 2002 and $237/SF for the trailing 12 months ended August 31, 2003.  Macy’s has sales of $33.8 million ($222/SF) in 2002 and $222/SF for the trailing 12 months ended August 31, 2003.  Junior Anchors include Macy’s Men’s Store (66,483 SF) and Bed, Bath and Beyond (42,878 SF).  Macy’s Men’s Store had sales of $20.6 million ($309/SF) in 2002.  Bed, Bath and Beyond had sales of $15.4 million ($359/SF) in 2002 and $368/SF for the trailing 12 months ended August 31, 2003.

•                  Opened in 1982, expanded in 1987 and renovated in 2003 at a cost of approximately $24.8 million, Beverly features more than 150 trend-setting, specialty stores, many of which are not found anywhere else in the Los Angeles area.  Its main draw, however, is its unique merchandising mix that combines boutique stores with upscale department stores and the upper-end of traditional mall tenants.

•                  Diesel (sales of $1,170/SF) and DKNY (sales of $281/SF) chose Beverly Center to introduce their first stores in any U.S. shopping center, and more than 30 other merchants at the center are found nowhere else in the market. Designer tenants include Louis Vuitton (sales of $1,969/SF), Montblanc (sales of $1,950/SF), D&G (sales of $1,157/SF), A/X Armani Exchange (sales of $960/SF), Steve Madden (sales of $957/SF), BOSS Hugo Boss (sales of $373/SF) and MAC (sales of $2,062/SF). The list of national retailers at the center includes Ann Taylor (sales of $393/SF), Banana Republic (sales of $758/SF), Club Monaco (sales of $363/SF), Coach (sales of $1,102/SF), The Gap (sales of $538/SF), Pottery Barn (sales of $341/SF), Victoria’s Secret (sales of $317/SF) and Williams-Sonoma (sales of $431/SF).  All sales information is as of the trailing twelve months ended August 31, 2003.

•                  In-line occupancy as of December 31, 2001, December 31, 2002 and the trailing twelve months ending September 31, 2003 was 85%, 89%, and 92%, respectively. In-line occupancy for tenants in place as of October 31, 2003 plus tenants with signed leases not yet commenced is 98% and overall occupancy is 99%.

•                  Beverly benefits from its central location in the well-developed commercial core of Los Angeles.  Its location makes it convenient to residents, and places it strategically near densely populated and heavily trafficked areas.  The area has good regional accessibility by virtue of the proximity of Interstate 10 about 3 miles to the south.  Further, its trade area is characterized by a densely populated middle to upper income residential base, which strongly supports the property’s upscale tenant base.  The outlook for both the neighborhood and the region is good in the near term, with a long term outlook of stability and continued growth.

•                  The sponsor for this loan, Taubman Realty Group, LP, is an affiliate of Taubman Center Inc. (“TCO”).  Founded in 1950, TCO is one of the dominant retail developers/owners/managers in the United States.  The unique design, quality of construction and maintenance, and superior aesthetic appeal positions TCO’s shopping centers in the upper echelon in the industry. TCO owns 21 regional/super regional shopping malls across the nation and manages an additional ten centers.  In 2002, sales in TCO centers averaged $456/SF.  This compares to a national average of about $225/SF for all regional malls.

•                  Beverly is managed by The Taubman Company LLC.  The Taubman Company LLC is approximately 99.0% beneficially owned by Taubman Realty Group, Limited Partnership.

Lease Rollover Schedule

Year	# Of Leases Rolling	Average Base Rent per SF Rolling	% Of Total SF Rolling	Cumulative % of SF Rolling	% Of Total Base Rental Revenues Rolling	Cumulative % of Total Rental Revenues Rolling
2004	14	$40.13	7.8%	7.8%	8.2%	8.2%
2005	12	$72.06	2.9%	10.6%	5.5%	13.7%
2006	9	$115.84	1.3%	12.0%	4.1%	17.7%
2007	16	$94.18	3.2%	15.2%	7.9%	25.6%
2008	14	$39.51	11.6%	26.7%	12.0%	37.6%
2009	12	$32.90	9.4%	36.1%	8.1%	45.8%
2010	12	$82.15	2.8%	39.0%	6.1%	51.9%
2011	16	$78.46	5.7%	44.7%	11.8%	63.7%
2012	10	$58.67	5.3%	50.0%	8.2%	71.9%
2013	20	$73.80	8.2%	58.2%	15.9%	87.8%
> 2014	16	$11.25	41.2%	99.3%	12.2%	100.0%
Vacant	N/A	N/A	0.7%	100.0%	N/A	N/A

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Stanford Shopping Center

Loan Information

Cut-off Date Principal Balance (1):

Stanford Shopping Center Mortgage Loan (1):	$90,000,000

Stanford Shopping Center Pari Passu Companion Loan (1):	$75,000,000

Stanford Shopping Center Total Loan (1):	$165,000,000

First Payment Date:	October 11, 2003

Mortgage Interest Rate (1):	3.3000% per annum

Amortization Term:	Interest Only

Maturity/ARD Date:	September 11, 2008

Maturity Balance (2):	$90,000,000

Interest Calculation:	Actual/360

Call Protection: (Payments)	Lockout/Defeasance: 53 Open: 7

Loan per SF (1):	$119

Upfront Reserves	None

Ongoing Reserves	Tax and Insurance Reserve (3)

Replacement Reserve (4)

Rollover Reserve (5)

Ground Lease Reserve (6)

Lockbox:	Springing

Mezzanine (1):	$55,000,000

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Property Sub-Type:	Anchored

Location:	Palo Alto, California

Year Built/Renovated:	1955/2002

Square Feet (7):	1,387,369

Occupancy at U/W (8):	98%

Ownership Interest:	Leasehold

Major Tenants	NRSF	% Of Total NRSF (7)	Operating Covenants/ Lease Expiration
Bloomingdale’s (9)	228,986	16.5%	2/28/2029
Macy’s (9)	225,830	16.3%	2/28/2029
Nordstrom (9)	180,000	13.0%	10/31/2010
Neiman Marcus (9)	120,000	8.6%	6/30/2022

Property Management:	Simon Management Associates, LLC

U/W Net Cash Flow:	$18,932,926

U/W DSCR (1):	3.42x

Appraised Value:	$335,000,000

Cut-off Date LTV Ratio (1):	49.3%

Maturity/ARD LTV Ratio (1, 2):	49.3%

(1)          The Stanford Shopping Center Total Loan is comprised of two components: (a) the Stanford Shopping Center Mortgage Loan, which will be an asset of the trust fund, with a cut-off date principal balance of $90,000,000 and an initial mortgage interest rate of 3.3000% per annum; and (b) the Stanford Shopping Center Pari Passu Companion Loan, which will not be assets of the trust fund, with a total cut-off date principal balance of $75,000,000 and an initial mortgage interest rate of 3.3000% per annum.  The Stanford Shopping Center Mortgage Loan is pari passu in right of payment with the Stanford Shopping Center Pari Passu Companion Loan.  Unless otherwise stated, calculations presented herein are based on the Stanford Shopping Center Total Loan.  There is also a Member Loan that is secured by partnership distributions and is guaranteed by Simon Property Group, L.P.

(2)          The Stanford Shopping Center Total Loan maturity balance is $165,000,000.

(3)          Upon the occurrence and during the continuance of a Stanford Shopping Center Lockbox Event, the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies; provided that the borrower will not be required to make any payments into the tax and insurance reserve if (x) with respect to (a) or (b) above, following a Stanford Shopping Center Lockbox Event, Simon Property Group, L.P. delivers to lender a Guaranty of Taxes and Insurance Premiums or (y) solely with respect to (b) above, the borrower maintains blanket policies prepaid 12 months in advance and provides the lender with evidence of all required coverages. A Stanford Shopping Center Lockbox Event includes the occurrence of:  (i) an event of default under the Stanford Shopping Center Total Loan or (ii) a decline below $11,500,000 in the net operating income for the previous four quarters as of the end of two consecutive calendar quarters. If, after a Stanford Shopping Center Lockbox Event, Simon Property Group, L.P.’s credit rating drops below “BBB-”, the borrower must deposit and pay to lender an amount equal to the amount that the borrower would have been required to deposit in the reserve account as of such date.

(4)          Upon the occurrence and during the continuance of a Stanford Shopping Center Lockbox Event, the borrower is required to deposit $8,968 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower will not be required to make any payments into the replacement reserve fund if (i) the balance of the reserve equals or exceeds $215,232 or (ii) if, following a Stanford Shopping Center Lockbox Event, Simon Property Group, L.P. delivers to lender a guaranty of the replacement reserve. If, after a Stanford Shopping Center Lockbox Event, Simon Property Group, L.P.’s credit rating drops below “BBB-”, the borrower must deposit and pay to lender an amount equal to the amount that the borrower would have been required to deposit in the reserve account as of such date.

(5)          Upon the occurrence and during the continuance of a Stanford Shopping Center Lockbox Event, the borrower is required to deposit $33,333 per month into a rollover reserve to fund ongoing TI/LC’s, provided that the borrower will not be required to make any payments into the rollover reserve if:  (i) the balance of the reserve equals or exceeds $1,000,000 or (ii) if Simon Property Group, L.P. delivers to lender a guaranty of the rollover reserve. If, after a Stanford Shopping Center Lockbox Event, Simon Property Group, L.P.’s credit rating drops below “BBB-”, the borrower must deposit and pay to lender an amount equal to the amount that the borrower would have been required to deposit in the reserve account as of such date.

(6)          Upon the occurrence and during the continuance of a Stanford Shopping Center Lockbox Event, the borrower is required to make a one time deposit of $833,334 into a ground lease reserve fund.  If at any time during a Stanford Shopping Center Lockbox Event the amount on deposit in the ground lease reserve account falls below the ground lease deposit, the borrower is required to pay the lender the amount necessary to cause the balance of the ground lease reserve account to equal the ground lease deposit.

(7)          Includes 853,338 SF of ground leased anchor space.

(8)          Occupancy at U/W is based on the June 30, 2003 rent roll and takes into account ground leased square footage.

(9)          Ground leased anchor.

Additional Information

•                  The Stanford Shopping Center Mortgage Loan is expected to be shadow rated Baa2 by Moody’s and BBB by S&P.

•                  Stanford Shopping Center (“Stanford” or the “Center”) is one of the top regional centers in the country and a premier asset in San Francisco’s Bay Area.  Its open-air configuration and anchor lineup is unique to the market.  Stanford consists of 534,031 SF of leasable space excluding 5 ground-leased anchors and the Bank of America ground leased outparcel. The Center is anchored by five major department stores, all of which are subject to ground leases: Neiman Marcus (120,000 SF) with sales of $450/SF, Nordstrom (180,000 SF) with sales of $426/SF, Macy’s (225,830 SF) with sales of $260/SF, Bloomingdale’s (228,986 SF) with sales of $176/SF and Macy’s Mens Store (94,337 SF) with sales of $156/SF.  Andronico’s Market (32,262 SF) with sales of $686/SF and Crate & Barrel Home (39,173 SF) with sales of $447/SF are two junior anchors at the mall.  All sales figures are for the 2002 calendar year.

•                  Located in Palo Alto, CA, Stanford has been a strong retail destination in San Francisco for over 40 years.  Constructed as an open-air center comprised of 20 buildings connected via landscaped pedestrian walkways featuring picturesque sculptures and award winning gardens, the Center was built in stages between 1955 and 2002, when two multi-tenant buildings were completed, totaling approximately 73,000 SF.

•                  There are approximately 124 in-line tenants (426,988 SF) at the Center, with average in-line sales of $641/SF for the trailing 12 periods ending June 30, 2003, resulting in a low occupancy cost of 9.5%.  In-line tenants include top national retailers such as Pottery Barn (sales of $334/SF), Bang & Olufsen (sales of $481/SF), A/X Armani Exchange (sales of $764/SF), The Gap (sales of $430/SF), Talbots (sales of $337/SF), Ann Taylor (sales of $381/SF), Polo Ralph Lauren (sales of $470/SF), Banana Republic (sales of $727/SF), Williams Sonoma (sales of $598/SF), Brooks Brothers (sales of $254/SF), Tiffany & Co. (sales of $2,296/SF) and Sephora (sales of $653/SF).  All sales information is as of the trailing twelve months ended June 30, 2003.

•                  Historical sales, occupancy cost and income results have consistently been at strong levels.  Overall occupancy as of August 31, 2001, August 31, 2002 and May 31, 2003 was 98%, 96% and 96%, respectively.  Overall occupancy as of June 30, 2003 was 98%.

•                  Stanford is positioned in an affluent and densely populated area.  The Center is surrounded by some of the wealthiest communities in the nation, which include:  Palo Alto, Menlo Park, Atherton, Portola Valley, Hillsborough, Los Altos Hills, Cupertino, Saratoga, and Los Gatos.  The Center’s primary trade area encompasses a 12-mile radius.  Population within the primary trade area is 920,908 and the number of households is 340,311.  The average household income of $127,646 is nearly double the national average of $64,300.  Stanford further benefits from being located in the heart of Silicon Valley, centrally positioned between San Francisco (33 miles to the north) and San Jose (16 miles to the South).  In all, the Center’s central position affords it excellent trade area penetration.

•                  The Sponsor of the loan is Simon Property Group, L.P. (SPG).  SPG is a self-administered and self-managed real estate investment trust. SPG, along with its affiliated management company, currently own or have an interest in 258 properties containing an aggregate of 195 million SF in 36 states, as well as eight assets in Europe and Canada. SPG is the largest publicly traded retail real estate company in North America with a total market capitalization of approximately $9 billion as of November 6, 2003.

Lease Rollover Schedule

Year	# Of Leases Rolling	Average Base Rent per SF Rolling	% Of Total SF Rolling	Cumulative % of SF Rolling	% Of Total Base Rental Revenues Rolling	Cumulative % of Total Rental Revenues Rolling
MTM	9	$48.54	0.8%	0.8%	2.3%	2.3%
2004	25	$42.44	3.7%	4.5%	9.2%	11.5%
2005	14	$51.88	2.3%	6.8%	7.2%	18.6%
2006	10	$13.48	8.8%	15.6%	7.0%	25.6%
2007	25	$46.16	5.7%	21.3%	15.5%	41.2%
2008	16	$44.19	4.0%	25.3%	10.5%	51.6%
2009	3	$34.47	1.4%	26.6%	2.7%	54.3%
2010	6	$5.27	14.8%	41.4%	4.6%	58.9%
> 2011	40	$12.23	56.9%	98.3%	41.1%	100.0%
Vacant	N/A	N/A	1.7%	100.0%	N/A	N/A

Mayfair Mall

Loan Information

Cut-off Date Principal Balance (1):

Mayfair Mall Mortgage Loan (1):	$69,072,487

Mayfair Mall Companion Loans (1):	$128,277,475

Mayfair Mall Total Loan (1):	$197,349,962

First Payment Date:	August 11, 2003

Mortgage Interest Rate:	3.1080% per annum

Amortization Term:	360 Months

Maturity Date:	July 11, 2008

Maturity/ARD Balance (2):	$62,525,033

Interest Calculation:	Actual/360

Call Protection: (Payments)	Lockout/Defeasance: 56 Open: 4

Loan per SF (1):	$154

Upfront Reserves:	None

Ongoing Reserves:	Tax and Insurance Reserve (3)

Rollover Reserve (4)

Replacement Reserve (5)

Lockbox:	Hard

Property Information

Single Asset/Portfolio:	Portfolio

Property Type (6):	Mixed Use

Property Sub-Type:	Retail/Office

Location:	Wauwatosa, Wisconsin

Year Built/Renovated (6):	1957 / 2003

Square Feet (7):	1,277,483

Occupancy at U/W (6, 8):	93%

Ownership Interest:	Fee

Major Tenant(s):

(Please refer to “Mayfair Mall Tenant Information” Table)

Property Management:	General Growth Management, Inc.

U/W Net Cash Flow:	$24,443,594

U/W DSCR (1):	2.38x

Appraised Value:	$330,000,000

Cut-off Date LTV Ratio (1):	59.8%

Maturity/ARD LTV Ratio (1):	54.1%

(1)          The Mayfair Mall Total Loan is comprised of two components: (a) the Mayfair Mall Mortgage Loan, which will be an asset of the trust fund, with a cut-off date principal balance of $69,072,487 and an initial mortgage interest rate of 3.108% per annum; and (b) the Mayfair Mall Companion Loans, which will not be assets of the trust fund, with an aggregate cut-off date principal balance of $128,277,475 and an initial mortgage interest rate of 3.108% per annum.  The Mayfair Mall Mortgage Loan is pari passu in right of payment with the two Mayfair Mall Companion Loans.  Unless otherwise stated, calculations presented herein are based on the Mayfair Mall Total Loan.  The Mayfair Mall Mortgage Loan represents 35.0% of the Mayfair Mall Total Loan.

(2)          The Mayfair Mall Total Loan maturity balance is $178,642,952.

(3)          Following a cash management trigger event, the borrower will be required to make monthly deposits into the tax and insurance reserve fund in the amount of one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during the next ensuing 12 months; provided that the borrower will not be required to make deposits for insurance premiums if the borrower provides evidence that the Mayfair Mall – Office mortgaged real property is insured pursuant to blanket insurance policies as permitted under the loan documents, the premiums for which have been prepaid for not less than one year.  A cash management trigger event includes the occurrence of: (i) an event of default under the Mayfair Mall Mortgage Loan or (ii) the debt service coverage ratio is less than 1.35x for 12 calendar months immediately preceding the date of determination.

(4)          Upon the occurrence and during the continuance of a cash management trigger event, the borrower is required to deposit $119,969 per month into a rollover reserve to fund tenant improvement and leasing obligations until the fund equals $1,439,624.

(5)          Upon the occurrence and during the continuance of a cash management trigger event, the borrower is required to deposit $17,716 per month into a replacement reserve until the fund equals $212,589.

(6)          Refer to the “Portfolio Information” table.

(7)          Exclusive of non-owned anchor.

(8)          Occupancy at U/W is based on the July 16, 2003 rent roll.

Portfolio Information

Property Name	City	Property Type	NRA (1)	Later of Year Built/ Year Renovated	Occupancy (1)

Mayfair Mall – Retail	Wauwatosa	Retail	858,165	2003	97%
Mayfair Mall – Office Complex	Wauwatosa	Office	419,318	2001	87%

Total			1,277,483

Tenant Information

Property Name	Tenant Name	NRSF (1)	% Of NRSF (1, 2)	Lease Expiration Date (1)

Mayfair Mall – Retail	Boston Store (3)	210,714	N/A	N/A
	Marshall Field’s	288,596	33.6%	1/31/2007
	AMC Theater	89,149	10.4%	4/30/2019
	Barnes & Noble	30,925	3.6%	1/31/2014

Mayfair Mall – Office Complex	St Joseph’s	54,932	13.1%	9/30/2008
	Aurora Health Care	32,118	7.7%	11/30/2011
	Firstar Bank Milwaukee NA	9,251	2.2%	12/31/2005

(1)          Based on a rent roll dated July 16, 2003.

(2)          Percentages are based on the Net Rentable Area for each property.

(3)          Boston Store is a shadow anchor, and is not a part of the collateral.

Additional Information

•                  The Mayfair Mall Mortgage Loan is expected to be shadow rated A3 by Moody’s and A- by S&P.

•                  The subject property is located eight miles west of downtown Milwaukee in the affluent community of Wauwatosa, Wisconsin.  The subject property (the “Subject” or “Mayfair”) comprises a total of 1,277,483 SF, which is shadow anchored by Boston Store (210,714 SF; not part of the collateral), and anchored by Marshall Field’s (33.6% NRA; lease expiring 1/31/2007), an 18-screen AMC Theater and four office buildings. The mall is 97% occupied. The four office buildings, which have a total Gross Leasable Area (“GLA”) of 419,318 RSF, are 87% occupied by approximately 122 tenants. The retail space is comprised of 377,745 SF of anchor space and 480,420 SF of in-line space for a total of 858,165 SF.

•                  The 858,165 SF mall has just completed the last phase of a $6.1 million renovation and expansion program that increased the size of the mall by 125,000 SF over the last two years. The mall was originally constructed in 1957, enclosed in 1973 and expanded in 1986.  The subject was also expanded and renovated in 1999 with the addition of the cinema.  The most recent office building was constructed in 1982.

•                  Mayfair, which has exhibited occupancy levels in excess of 93% for the last three years, is the largest regional mall development in the state of Wisconsin. Located at the intersection of Interstates 43, 45 and 94, the Subject has excellent visibility and access from all parts of the metropolitan area and the state.

•                  Marshall Field’s, which occupies a 288,596 SF store at the Subject, had 2002 sales of $62.2 million or $216/SF. This is their only store in Milwaukee. The Boston Store (not part of the collateral), which is owned by Saks, Inc., had sales of $42.0 million in 2002 or $199/SF.  AMC Theatre, which has 18 screens with stadium seating, had 2002 sales of $489,667 per screen. In-line store sales are well above the national medians.  In 2002, in-line sales averaged $510/SF, an increase of 5.8% over the prior year’s average.  The trailing twelve months ended April 30, 2003 indicated average sales of $511/SF, which equates to an average occupancy cost of approximately 10.0%.

•                  In-line tenant composition includes national and regional retailers including Restoration Hardware, L’Occitane, The Sharper Image, Coldwater Creek, Pottery Barn Kids, Gap Body, J. Crew, The Body Shop, Talbot’s, Aveda, Nine West and a two-story Barnes & Noble. Mayfair is home to the only Ann Taylor, Williams-Sonoma, Banana Republic and Coach stores in the Milwaukee area.

•                  There are four Class B office buildings (totaling approximately 419,318 SF) that are occupied by about 122 tenants, of which only St. Joseph’s (13.1% of NRA) occupies more than 10.0% under a lease expiring September 30, 2008.  The next largest tenant is Aurora Health Care, which occupies 7.7% of aggregate net rentable area under a lease expiring in November 30, 2011.  No other tenant occupies more than 3.0% of the aggregate NRA.

•                  The North Tower building (built in 1977) contains 119,432 SF and the Bank Tower (built in 1973) building contains 120,870 SF. Both buildings are 12-stories.  The Atrium (built in 1982) is a four-story building containing 88,284 SF with a central full-height atrium. There is also a six-story professional building on the east side of the mall that is contained within, and extends above the roofline of the mall building.

•                  The sponsor and manager, General Growth Management, Inc. (NYSE: GGP), founded in 1954 by the Bucksbaum family, is now the second largest regional mall REIT in the country. It has a total market capitalization of $4.75 billion. Since listing on the NYSE in 1993, the company posted compound annualized Funds from Operation (FFO) growth per share of approximately 15.0%. The Bucksbaum family retains a 24.0% interest and remains involved in the daily management of the company.

Lease Rollover Schedule

Year	# Of Leases Rolling	Average Base Rent per SF Rolling	% Of Total SF Rolling	Cumulative % of SF Rolling	% Of Total Base Rental Revenues Rolling	Cumulative % of Total Rental Revenues Rolling
MTM	14	$12.05	1.8%	1.8%	1.4%	1.4%
2004	49	$13.17	7.2%	9.0%	6.1%	7.4%
2005	31	$16.94	6.2%	15.2%	6.7%	14.1%
2006	26	$20.72	4.8%	19.9%	6.3%	20.4%
2007	24	$4.08	25.7%	45.6%	6.7%	27.2%
2008	22	$20.30	6.9%	52.4%	8.9%	36.1%
2009	25	$23.90	7.9%	60.4%	12.1%	48.2%
2010	9	$39.14	1.3%	61.7%	3.4%	51.6%
> 2011	70	$23.85	31.7%	93.4%	48.4%	100.0%
Vacant	N/A	N/A	6.6%	100.0%	N/A	N/A

MeriStar Hospitality Portfolio

Loan Information

Cut-off Date Principal Balance (1):	$49,701,334

First Payment Date:	November 11, 2003

Mortgage Interest Rate (2):	6.8800% per annum

Amortization Term:	300 months

Anticipated Repayment Date:	October 11, 2013

Maturity Date:	October 11, 2028

Maturity/ARD Balance:	$39,855,081

Interest Calculation:	Actual/360

Call Protection: (Payments)	Lockout/Defeasance: 116 Open: 4

Loan per Room (1):	$100,003

Upfront Reserves:	Engineering Reserve	$22,088

Ongoing Reserves:	Tax and Insurance Reserve	Yes (3)

	Replacement Reserve Fund	4%

Lockbox:	Hard

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Hotel

Property Sub-Type:	Full Service

Location:	(Please refer to “Portfolio” Tables)

Year Built/Renovated:	(Please refer to “Portfolio” Tables)

Rooms:	497

Occupancy at U/W:	N/A

Ownership Interest:	Fee

Property Management:	Interstate Management Company, L.L.C.

U/W Net Cash Flow:	$6,591,948

U/W DSCR:	1.57x

Appraised Value (4):	$70,000,000

Cut-off Date LTV Ratio (1):	71.0%

Maturity/ARD LTV Ratio:	56.9%

(1)          Based on a March 2004 Cut-off Date.

(2)          After the anticipated repayment date, October 11, 2013, the mortgage interest rate increases by 2.000% to 8.880% per annum.

(3)          The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(4)          The appraised value of the MeriStar Hotel Portfolio consists of an appraisal of $33,000,000 for the Arlington, Virginia property and an appraisal of $37,000,000 for the Columbia, Maryland property.

Portfolio Information

Property Name	Year Built/ Year Renovated	Location	Rooms	Allocated Original Loan Balance	Appraisal Value

Meristar Columbia	1972 / 1998	Columbia, MD	288	$26,500,000	$37,000,000
Meristar Arlington	1989 / 2002	Arlington, VA	209	$23,500,000	$33,000,000

Portfolio Performance

Property Name	Year	Occupancy	ADR	RevPAR
	T-12 (1)	68%	$115	$78
Meristar Columbia	2002	66%	$118	$78
	2001	69%	$120	$84

	T-12 (1)	81%	$134	$109
Meristar Arlington	2002	81%	$135	$110
	2001	79%	$133	$105

(1)                                  Trailing twelve months ending October 31, 2003.

Additional Information

•                  The MeriStar Hospitality Portfolio Mortgage Loan is collateralized by two full-service hotels containing 497 rooms, one each flagged by Sheraton and Hilton, located in Columbia, MD and Arlington, VA, respectively.

•                  Meristar Columbia (the “Hotel” or “Meristar Columbia”) is a 288-key, full service Sheraton flagged hotel, located in Columbia, Maryland, midway between Baltimore and Washington, DC.  The Hotel consists of two connected components: a three-story facility and a ten-story tower.

•                  In March 1998, the Hotel was purchased by MeriStar Hospitality, and after a complete renovation, was reflagged as a Sheraton in October 1998.  Hotel amenities include approximately 12,540 SF of meeting space, a restaurant and two lounges, a gift shop, business center, a swimming pool, fitness center, guest laundry and appropriate back-of-the-house facilities.

•                  Meristar Columbia is situated within a ten-mile radius of the area’s primary generators of lodging demand.  The Hotel derives the vast majority of its business from the office parks located within Howard County.  Among the most important local demand generators are Ahold/U.S. Foodservice, TechKnowledge Corporation, the National Security Administration (NSA), PricewaterhouseCoopers, WR Grace, Coca Cola and Rouse Company.  Additionally, the Applied Physics Laboratory, located five miles southwest, with the John Hopkins University campus, attract a large number of researchers and study groups from all over the world.  Over the past three years, occupancy at the Hotel has consistently been higher than the market average.  Occupancy penetration for the Hotel is currently 113.7%.

•                  Meristar Arlington (the “Subject” or “Meristar Arlington”) is a 209-key, Hilton flagged hotel, located in Arlington, Virginia.  The Subject is part of the Ballston Metro Center, a mixed-used development that also contains 277 condominium units (Alta Vista), retail space, and a 13-story office tower.  The hotel component is situated on the first seven floors of a 26-story building with high floors being residential condominiums.

•                  Opened in 1989 as a Marriott Renaissance, the Subject was reflagged as a Hilton in 1998 with the guestrooms and restaurant undergoing extensive renovations.  In addition to the guest rooms, the Subject has approximately 6,162 SF of meeting space, a restaurant and bar, a gift shop and appropriate back-of-the-house facilities.

•                  The neighborhood surrounding the Subject is highly developed and appears to be extremely well suited to the operation of a first-class hotel.  Due to the strong exposure to a wide array of commercial and government demand, as well as its proximity to Reagan National Airport and downtown Washington, DC, the Subject’s neighborhood is highly supportive of lodging development.  In addition, the close proximity of the Ballston Common Mall (less the 0.25 miles) further benefits the Subject.  Occupancy penetration for the Hilton Arlington is 119.4%.

•                  The sponsor of the MeriStar Hospitality Portfolio Mortgage Loan is MeriStar Hospitality (NYSE: MHX).  MeriStar Hospitality, headquartered in Arlington, Virginia, has a portfolio of 100 primarily upscale full-service hotels in 25 states and Canada.  The hotels operate under such brands as Hilton, Sheraton, Marriott, Embassy Suites, Westin and Doubletree.  The company was founded in August 1998 as a result of the merger of CapStar Hotel Company and American General Hospitality.  MeriStar hotels are managed by Interstate Management Company, L.L.C., the nation’s third largest third party hotel management company.  Interstate manages more than 300 hotels in 42 states and Canada.  Interstate’s stock is traded on the NYSE under the symbol IHR.

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Northfield Square Mall

Loan Information

Cut-off Date Principal Balance (1):	$31,948,769

First Payment Date:	March 11, 2004

Mortgage Interest Rate:	6.0450% per annum

Amortization Term:	300 months

Maturity Date:	February 11, 2014

Maturity/ARD Balance:	$24,815,614

Interest Calculation:	Actual/360

Call Protection:	Lockout/Defeasance: 113

(Payments)	Open: 7

Loan per SF (1):	$84

Upfront Reserves:	Engineering Reserve	$75,162

	Anchor Lease Reserve (2)	$200,000

Ongoing Reserves:	Tax Reserve (3)	Yes

	Replacement Reserve (4)

	TI/LC Reserve (5)

	Anchor Lease Reserve (2)	$8,333

Lockbox:	Hard

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Property Sub-Type:	Anchored

Location:	Bourbonnais, Illinois

Year Built/Year Renovated:	1990/1996

Square Feet:	381,877

Occupancy at U/W (6):	90%

Ownership Interest:	Fee

Major Tenants:	NRSF	% Of Total NRSF	Operating Covenant/ Lease Expiration
Sears	107,118	28.1%	7/31/2010
Carson Pirie Scott Men’s, Children and Home Store (7)	79,670	N/A	N/A
JC Penny (8)	62,541	N/A	N/A
Carson Pirie Scott	61,665	16.1%	2/2/2006

Property Management:	Simon Property Group (Illinois), L.P.

U/W Net Cash Flow:	$3,383,949

U/W DSCR:	1.36x

Appraised Value:	$46,500,000

Cut-off Date LTV Ratio (1):	68.7%

Maturity/ARD LTV Ratio:	53.4%

(1)          Based on a March 2004 Cut-off Date.

(2)          The borrower made a one time deposit of $200,000 into an anchor lease reserve and is required to deposit $8,333 per month into such anchor lease reserve fund.

(3)          The borrower is required to make monthly deposits of one twelfth of the taxes that lender estimates, based on the most recent tax bill or such increased estimate not to exceed 105% of the most recent tax bill, will be payable during the next ensuing 12 months into the tax escrow fund in order to accumulate with the lender sufficient funds to pay all taxes at least 30 days prior to their respective due dates.

(4)          The borrower is required to deposit $6,935.97 per month into a replacement reserve to fund ongoing repairs and replacements; provided that the borrower will not be required to make any payments into the replacement reserve fund if the balance of the reserve equals or exceeds $150,000.

(5)          The borrower is required to deposit $22,000 per month into a TI/LC reserve to fund tenant improvement and leasing commission obligations; provided that the borrower will not be required to make any payments into the rollover reserve fund if the balance of the reserve equals or exceeds $500,000.

(6)          Occupancy is based on the December 12, 2003 rent roll.

(7)          Anchor space owned by Kimven II and subleased to Carson Pirie Scott Men’s, Children and Home Store.

(8)          Anchor owned.

Additional Information

•                  Northfield Square Mall (“Northfield” or the “Mall”) is a single story, 524,088 SF (381,877 owned SF), regional mall conveniently located on Route 50 North in Bourbonnais, Kankakee County, Illinois. The Mall is located 50 miles southwest of downtown Chicago, and approximately 20 miles south of Chicago’s southwestern suburbs (Will County).

•                  Northfield was built in 1990 with 524,088 SF of in-line and anchor net rentable area.  This included 142,211 SF of owned anchor space (JC Penney - 62,541 SF and Kimven II - 79,670 SF), 168,783 SF of anchor space and 213,094 SF of in-line space.

•                  The Mall was acquired by Simon Property Group (“Simon”) in 1996.  The anchor line-up includes: Sears (107,118 SF; $158 /SF; lease exp. 7/31/2010), Carson Pirie Scott Women’s (61,665 SF; $148/SF; lease exp. 2/2/2006), JC Penney (62,541 SF - anchor owned) and Carson Pirie Scott Men’s, Children and Home (79,670 SF - owned by Kimven II and subleased to anchor).  Simon has invested approximately $5 million in the center since 1996, mainly in the form of tenant allowances and the addition of a 10-screen movie theater in 1996, Cinemark Movies 10.

•                  Northfield features more than 65 specialty in-line tenants including Bath & Body Works, The Buckle, Deb, Express, Famous Footwear, Finish Line, Lane Bryant, Victoria’s Secret, Kay Jewelers and Ruby Tuesday.  The Mall’s food court features A&W All American Food, King Wok, Taco John’s, Great Steak & Potato Co. and Sbarro.

•                  In-line sales for both 2002 and the trailing twelve months from October 31, 2003 were $259, a 6.5% increase from 2001.  Occupancy costs from the in-line space as of October 31, 2003 was 10.3%.

•                  The Mall benefits from great distances between itself and the nearest competitive centers.  As a result, Northfield Square Mall is the sole regional mall in its trade area (containing a 2002 population of over 150,000) and anchors the primary retail corridor for the greater Kankakee area.  Local competition consists primarily of community centers anchored by discounters such as Target, Wal-Mart and K-Mart, which lack the drawing power of Northfield’s fashion anchors and specialty in-line tenants.  Based on the size of the trade area and research in the market, it is considered unlikely that new regional malls will be built in the area.

•                  The sponsor for the Northfield Square Mall Mortgage Loan is Simon Property Group.  Headquartered in Indianapolis, Indiana, Simon is a real estate investment trust engaged in the ownership and management of income-producing properties, primarily regional malls and community shopping centers.  Through its subsidiary partnerships, it currently has an interest in 258 properties containing an aggregate of 195 million square feet of gross leasable area in 37 states.  The company also holds an interest in nine assets in Europe and Canada and ownership interests in other real estate assets.  Simon is the largest publicly traded retail real estate company in North America with a total market capitalization of approximately $9 billion as of November 30, 2003.

•                  Northfield Square Mall is managed by Simon Property Group (Illinois), L.P., which is owned by Simon.

Lease Rollover Schedule

Year	# Of Leases Rolling	Average Base Rent per SF Rolling	% Of Total SF Rolling	Cumulative % of SF Rolling	% Of Total Base Rental Revenues Rolling	Cumulative % of Total Rental Revenues Rolling
2004	6	$14.86	3.5%	3.5%	5.1%	5.1%
2005	14	$16.51	7.9%	11.4%	12.7%	17.8%
2006	9	$12.07	19.9%	31.3%	23.4%	41.2%
2007	8	$23.59	3.9%	35.2%	8.9%	50.1%
2008	7	$14.94	4.4%	39.6%	6.3%	56.4%
2009	4	$18.78	3.2%	42.8%	5.9%	62.3%
2010	3	$4.71	31.1%	73.9%	14.3%	76.6%
2011	4	$18.09	3.0%	76.9%	5.3%	81.9%
2012	5	$14.01	8.4%	85.3%	11.5%	93.4%
2013	3	$15.25	4.4%	89.8%	6.6%	100.0%
Vacant	N/A	N/A	10.2%	100.0%	N/A	N/A

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TVO Portfolio

Loan Information

Cut-off Date Principal Balance (1):	$25,537,632

First Payment Date:	February 11, 2003

Mortgage Interest Rate:	6.1000% per annum

Amortization Term:	360 months

Maturity Date:	January 11, 2008

Maturity/ARD Balance:	$24,241,202

Interest Calculation:	Actual/360

Call Protection: (Payments)	Lockout/Defeasance: 54 Open: 6

Loan per Unit (1):	$24,603

Upfront Reserves:	Engineering Reserve	$1,276,612 (2)

Ongoing Reserves:	Tax and Insurance Reserve	Yes (3)

	Annual Replacement Reserve	$250/Unit (4)

Lockbox:	Springing

Property Information

Single Asset/Portfolio:	Portfolio of five (5) assets

Property Type:	Multifamily

Property Sub-Type:	Conventional

Location:	Various

Year Built/Renovated:	Various

Units:	1,038

Occupancy (5):	86%

Ownership Interest:	Fee

Property Management:	EPT Management Company

U/W Net Cash Flow:	$2,642,397

U/W DSCR:	1.40x

Appraised Value:	$32,950,000

Cut-off Date LTV Ratio (1):	77.5%

Maturity/ARD LTV Ratio:	73.6%

(1)          Based on a March 2004 Cut-off Date.

(2)          The borrower was required, at closing, to deposit $1,276,612 into an engineering reserve fund for maintenance, repair and/or remedial or corrective work recommended by the engineering firm delivered to the lender in connection with the funding of the TVO Portfolio Mortgage Loan.  Since loan closing, recommended works have been completed and funds released accordingly.

(3)          The borrower is required make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months.

(4)          The borrower is required to make monthly deposits in the amount of one-twelfth of $259,500 into the replacement reserve fund.

(5)          Weighted average Occupancy at U/W based on the November 20, 2003 rent rolls.

Portfolio Information

Property Name	Year Built/ Year Renovated	Location	Units	Occupancy (1)	Original Loan Balance	Appraised Value

French Quarter	1972 / 1994	Wichita Falls, TX	372	92%	$8,734,000	$11,150,000
Garden Pointe Apartments	1986 / 1999	Kansas City, MO	200	85%	$5,360,000	$6,750,000
Timbers Apartments	1976 / 2000	Amarillo, TX	224	80%	$4,764,000	$6,000,000
Sycamore Village Apartments	1977 / 1996	Memphis, TN	114	88%	$3,573,000	$4,500,000
Hillside Park Apartments	1983 / 2000	Kansas City, MO	128	81%	$3,450,000	$4,550,000

(1)          Occupancy is based on the November 20, 2003 rent roll.

Additional Information

•                  The TVO Portfolio Mortgage Loan, which includes five multifamily properties with an aggregate unit count of 1,038, is located across three states including Texas, Missouri and Tennessee.

•                  French Quarter is a 372-unit multifamily property located in the South-Central sub-market of Wichita Falls, Texas approximately 3.5 miles southwest of the Central Business District (“CBD”).  French Quarter Apartments was built in two phases: Phase I was built in 1972 and Phase II in 1978.  The property was then renovated in 1994.  French Quarter is comprised of 38 one, two or three-story buildings that contain 16 studios, 125 one bedrooms, 199 two bedrooms, 31 three bedrooms, and 1 four bedroom apartment.  Average unit size is 948 SF.  Per the November 20, 2003 rent roll, occupancy is at 92%, with average in-place rents of $519 per unit.  This compares to a market occupancy rate of 91%.  Wichita Falls is located in north Texas approximately 15 miles south of the Texas/Oklahoma border.  The area’s predominant use is single-family houses, followed by multifamily and retail use and is over 90% developed.

•                  Garden Pointe Apartments is a 200-unit multifamily property located in the South sub-market of Kansas City, Missouri approximately 7 miles southeast of the CBD.  Garden Pointe Apartments was constructed in 1986 and renovated in 1999.  Garden Pointe Apartments consists of 10, three-story buildings and one clubhouse building with a leasing office.  Unit mix consists of 65 one-bedrooms and 135 two-bedroom units.  According to the November 20, 2003 rent roll, occupancy is at 85%, with average in-place rents of $505 per unit.  This compares to a sub-market and market occupancy rate of 92%.  Garden Pointe Apartments’ neighborhood is approximately 90% developed with a mixture of office, retail, industrial and single-family housing.

•                  Hillside Park Apartments is a 128-unit multifamily property located in the South sub-market of Kansas City, Missouri approximately 12 miles southeast of the CBD.  Hillside Park Apartments was constructed in 1983 and was renovated in 2000.  There are 64 one-bedrooms and 64 two-bedrooms spread over 21, two and three-story buildings.  According to the November 20, 2003 rent roll, occupancy is at 81%, with average in-place rents of $517 per unit.  Land uses in Hillside Park Apartments’ neighborhood include multifamily, single-family and commercial/retail.  There are shopping centers, restaurants and office buildings within the neighborhood boundaries.

•                  Sycamore Village Apartments is a 114-unit multifamily property located in the Raleigh/Bartlett sub-market of Memphis, Tennessee approximately 10 miles east of the CBD of Memphis.  Sycamore Village Apartments is comprised of 20, one and two-story townhouse buildings constructed in 1977 and renovated in 1996.  The unit mix includes 72 two-bedrooms and 42 three-bedroom apartments.  According to the November 20, 2003 rent roll, occupancy is at 88%.  The Memphis multifamily market has 378 properties with 72,930 units and an occupancy level 90.7%. Sycamore Village Apartments’ sub-market, Raleigh/Bartlett, has 7,953 units or 13% of the total market with an occupancy level of 93.6%.  No new construction is planned or underway in the sub-market.

•                  Timbers Apartments is a 224-unit multifamily property located in the Southwest sub-market of Amarillo, Texas one mile south of the CBD.  Timbers Apartments consists of 29 two-story buildings built in 1976 and renovated in 2000.  There are 112 one-bedrooms and 112 two-bedroom apartments.  According to the November 20, 2003 rent roll, occupancy is at 80%.  This compares to a market rate occupancy of 93%.  Amarillo is the largest metropolitan area in the Texas Panhandle with a population of 393,492 according to the 2000 census.

•                  The sponsor, TVO Corp. LLC (“TVO”) is one of the largest private multifamily property owners in the nation.  TVO was formed in 1983 with the intent of owning and operating multifamily properties.   Currently, TVO owns and manages more than 20,000 units in 16 states and employs over 800 people.

•                  EPT Management Company (“EPT”), an affiliate of the sponsor, is the portfolio property manager.  EPT is headquartered in El Paso, Texas and manages all of TVO’s properties.

WestCoast Portfolio

Loan Information

Cut-off Date Principal Balance (1):	$25,151,210

Red Lion Pasco Mortgage Loan:	$10,199,113

Red Lion Hotel Salt Lake Downtown Mortgage Loan:	$5,941,231

Red Lion Hotel Redding Mortgage Loan:	$4,951,026

Red Lion Hotel Richland Hanford House Mortgage Loan:	$4,059,841

First Payment Date:	August 11, 2003

Mortgage Interest Rate:	6.700% per annum

Amortization Term:	300 months

Maturity Date:	July 11, 2013

Maturity/ARD Balance:	$20,134,750

Interest Calculation:	Actual/360

Call Protection: (Payments)	Lockout/Defeasance: 117 Open: 3

Loan per Room (1):	$24,828

Upfront Reserves:	Environmental Reserves	$235,500 (2)

	Engineering Reserves	$183,375 (3)

	Other Reserve	$57,000 (4)

	COE Payment Reserve (5)

Ongoing Reserves:	Tax and Insurance Reserve	Yes (6)

	FF&E Reserve	5% (7)

	Curtailment Reserve (8)

Lockbox:	Hard

Property Information

Single Asset/Portfolio:	Crossed Portfolio

Property Type:	Hotel

Property Sub-Type:	Full Service

Location:	Various

Year Built/Renovated:	Various

Rooms:	1,013

Occupancy:	N/A

Ownership Interest:	Fee

Property Management:	WestCoast Hotels, Inc.

U/W Net Cash Flow:	$3,968,226

U/W DSCR (9):	1.89x

Appraised Value:	$39,600,000

Cut-off Date LTV Ratio (1):	63.5%

Maturity/ARD LTV Ratio (10):	50.8%

(1)          Based on a March 2004 Cut-off Date and the aggregate of all the Red Lion Hotel Mortgage Loans.

(2)          Environmental Reserve funds were established for the Pasco Hotel Loan ($232,500), the Richland Hotel Loan ($1,500) and the Redding Hotel Loan ($1,500).

(3)          Engineering Reserve funds were established for the Pasco Hotel Loan ($71,625), the Richland Hotel Loan ($48,875), the Redding Hotel Loan ($53,875), and the Salt Lake Hotel Loan ($9,000) to fund the borrower’s performance of immediate repairs.

(4)          A reserve fund was established for the Redding Hotel Loan ($57,000) to fund the borrower’s performance of specified treatment or remediation at the Redding Hotel Property.

(5)          If the borrower of the Richland Hotel Loan enters into a lease over adjoining property to accommodate some protruding incidental improvements, the borrower will be required to make monthly deposits into a COE payment reserve to cover the annual lease rental payments.

(6)          Each borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies.

(7)          Each borrower of the crossed Red Lion Portfolio Hotel Loan is required to deposit 5.0% of the “gross revenues” from the property per month into an FF&E reserve fund during the first three years of the loan terms, 4.0% thereafter.

(8)          To the extent each of the borrowers has not obtained a written loan commitment for take-out financing on or before 90 days prior to the maturity date, cash flow from the respective property will thereafter be deposited into the curtailment reserve fund.

(9)          Based on total debt service of all the Red Lion Hotel Mortgage Loans.

(10)    Based on total Maturity/ARD balance for all the Red Lion Hotel Mortgage Loans.

Portfolio Information

Loan/Property Name	Year Built/ Year Renovated	Location	Rooms	Original Loan Balance	Appraisal Value

Red Lion Hotel Pasco	1969 / 2001	Pasco, WA	279	$10,300,000	$14,100,000
Red Lion Salt Lake Downtown	1969 / 2002	Salt Lake City, UT	393	$6,000,000	$11,500,000
Red Lion Hotel Redding	1972 / 2003	Redding, CA	192	$5,000,000	$7,500,000
Red Lion Hotel Richland Hanford House	1968 / 1999	Richland, WA	149	$4,100,000	$6,500,000

Portfolio Performance

Property Name	Year	Occupancy	ADR	RevPAR
	T-12(1)	75%	$66	$49
Red Lion Hotel Pasco	2002	76%	$65	$50
	2001	76%	$65	$49

	T-12(1)	54%	$55	$30
Red Lion Salt Lake Downtown	2002	50%	$76	$38

	T-12(1)	69%	$70	$48
Red Lion Hotel Richland Hanford House	2002	73%	$68	$50
	2001	69%	$66	$46

	T-12(1)	70%	$84	$59
Red Lion Hotel Redding	2002	73%	$80	$59
	2001	69%	$78	$54

(1)                                  Trailing twelve months ending October 31, 2003.

Additional Information

•                  The WestCoast Portfolio is comprised of four, cross-collateralized and cross-defaulted mortgage loans each collateralized by a full service Red Lion hotel.  The hotels have a total of 1,013 rooms located in Washington, Utah and California.

•                  The Red Lion Hotel Pasco is a 279-key, full service hotel located in Pasco, Washington.  Built in 1969, the site was expanded in 1975 and 1979 to include two, three-story guestroom wings in addition to the existing two-story guestroom wing.  The unit mix at the hotel includes 34 Double/Double rooms, 64 Double/Queen rooms, 98 Single/Queen rooms, 73 Single/King rooms, and 10 suites.  In 2001, $714,337 was spent on capital improvements.  The Red Lion Hotel Pasco is located in the Tri-Cities (Richland, Kennewick and Pasco) area and within one mile of the Tri-Cities Airport and an extensive railroad network that produces a large volume of contract demand for the hotel.  Burlington Northern, which generates more than 20,000 room nights for the property per year, has recently signed a two-year contract extension with the property.  The Revenue Per Available Rooms (“RevPAR”) for the hotel has been very stable over the last 3 years.  RevPAR was $47.06 in 2000, $48.86 in 2001, $49.74 in 2002, and $49.01 in the T12 period ending October 31, 2003.

•                  The Red Lion Hotel Salt Lake is a 393-key, full-service hotel, and was built in 1969. The property is located in downtown Salt Lake City, Utah the stage for the Winter Olympics 2002.  Massive investments in the infrastructure of the downtown area were undertaken in preparation for the Olympics that should serve the area over the long-term. The Red Lion Hotel Salt Lake is located within eight city blocks of its primary demand generators in the area including the Salt Palace Convention Center, the Delta Center and Historic Temple Square.  The unit mix includes 149 King size rooms, 3 Queen size rooms, 237 Double Queens rooms, and 4 suites.

•                  The Red Lion Hotel Redding is a 192-key, full-service hotel located in Redding, California, originally opened in 1972. The hotel is located about 160 miles north of Sacramento and 230 miles north of San Francisco.  The unit mix at the hotel includes 36 King rooms, 70 Queen rooms, 78 Double/Double rooms, 2 Suites and 6 handicap rooms.  Facilities include two restaurants, a lounge, a fitness center, a sundry shop, a business kiosk, an outdoor swimming pool with surrounding sundeck, 6,836 SF of meeting space and 204 parking spaces.  The RevPAR for the Red Lion Hotel Redding increased by nearly 9% from 2001 to the T-12 months ending October 31, 2003. Market demand segmentation in 2002 was 28% commercial, 36% leisure, 27% meeting/group, 4% government and 4% airline.

•                  The Red Lion Hotel Richland is a 149-key, full-service two-story hotel located in Richland, Washington and was built in 1968.  Amenities to the site include a courtyard, a swimming pool and a jacuzzi with unobstructed views of the Columbia River.  The unit mix at the hotel includes 41 King rooms, 14 Queen rooms, 87 Queen/Queen rooms and 7 suites.  The property has undergone $567,563 in capital improvements in 1999.  The hotel is located in the Richland CBD and is roughly 12 miles from the Tri-Cities Airport.  Numerous sporting complexes and Kennewick, known for its extensive shopping outlets, are located in close proximity and are demand generators for the hotel.  Competitive market demand segmentation in 2002 was estimated at 34% commercial, 26% leisure, 20% meeting/group, 10% government and 10% contract. The RevPAR for the hotel has been stable historically.  RevPAR was $49.54 in 2002 and $47.75 in the trailing twelve period ending October 31, 2003.  Occupancy has been 73% and 69% during the same periods.

•                  The sponsoring entity, WestCoast Hospitality Corporation (“WestCoast”) (NYSE: WEH), currently owns, manages, or franchises more than 70 hotels in 12 states.  The entire portfolio of hotels includes more than 12,500 rooms and more than 585,000 square feet of meeting space.  WestCoast reported hotel and restaurant revenue of $49.2 million at owned and leased hotels for the third quarter of 2003, compared to $50.5 million in the third quarter of 2002. Combined hotel RevPAR (owned, managed and franchised) increased 0.2% during the quarter. Combined average daily rate declined 1.4% and occupancy increased 1.1%. Financials as of September 2003 for the preceding 9-month period indicate revenue of $143 million and net income of $3.3 million.  Assets as of year-end 2002 totaled approximately $358 million.

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Bristol Park at Encino Commons Apartments

Loan Information

Cut-off Date Principal Balance (1):	$24,000,000

First Payment Date:	January 1, 2004

Mortgage Interest Rate:	5.620% per annum

Amortization Term (2):	360 Months

Maturity Date:	December 1, 2013

Maturity/ARD Balance:	$20,967,219

Interest Calculation:	Actual/360

Call Protection: (Payments)	Lockout/Greater of YM or 1%: 116 Open: 4

Loan per Unit (1):	$74,074

Upfront Reserves:	Engineering Reserve (3)	$157,000

	Replacement Reserve (4)	$243,000

Ongoing Reserves:	Tax and Insurance Reserve (5)	Yes

	Replacement Reserve (4)

Lockbox:	None

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Multifamily

Property Sub-Type:	Conventional

Location:	San Antonio, Texas

Year Built/Renovated:	2002/NA

Units:	324

Occupancy at U/W (6):	93%

Ownership Interest:	Fee

Property Management:	MBS Management Services, Inc.

U/W Net Cash Flow:	$2,100,431

U/W DSCR:	1.27x

Appraised Value:	$30,000,000

Cut-off Date LTV Ratio (1):	80.0%

Maturity/ARD LTV Ratio:	69.9%

(1)          Based on a March 2004 Cut-off Date.

(2)          The first 21 months of the loan term are interest-only payments.

(3)          Even through the engineering report delivered to lender did not recommend any immediate repairs, the borrower funded a $157,000 engineering reserve at closing to fund repairs that it anticipated completing.

(4)          Borrower deposited $243,000 in a replacement reserve at closing.  Beginning in 37th month of loan term, Borrower will begin to deposit a monthly amount of $6,750 in a replacement reserve.

(5)          Borrower is required to make monthly deposits into a tax and insurance reserve fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(6)          Occupancy at U/W is based on the October 1, 2003 rent roll.

Additional Information

•                  Bristol Park at Encino Commons Apartments (‘Bristol Park”) is a 324 unit Class-A garden apartment complex located in San Antonio, TX.  It is situated on 21.10 acres and includes 27 two-story residential buildings that include 108 one-bedroom units, 162 two-bedroom units and 54 three-bedroom units.

•                  Amenities include a clubhouse, a swimming pool, an outdoor heated spa, a fitness center, a movie theatre, controlled access gates, a car wash and a laundry facility.  Individual unit amenities include intrusion alarms, washer/dryer connections, outside storage units and attached garage availability.  The property contains 515 parking spaces and 50% of the units have attached garages.

•                  Bristol Park is situated near the intersection of U.S. Highway 281 and Evans Road.  U.S. Highway 281 is six-lanes and provides north/south access through the neighborhood, and other areas of San Antonio.  Bristol Park is also situated near the Stone Oak District, which is a high growth employment center.

•                  Bristol Park is located in San Antonio’s Far North Central submarket, which according to the Second Quarter 2003 San Antonio Apartment Report, compiled by Reis, contains a total of 25,394 apartment units.  Of these units, 12,114 are considered Class “A”, and have ranged from 92.5% to 95% occupied over the last three years, with a current physical occupancy of 94%.  There was no new construction in 2003, and only 298 units are expected for 2004.

•                  The borrower, MBS-The View, LTD., is a single-purpose, Texas limited partnership.  21303 Encino Commons, LLC, a Texas limited liability company is the 1% general partner of the borrower.  The sponsor, Michael B. Smuck is the president of MBS-Encino Commons, Inc., a Texas corporation, the managing member of 21303 Encino Commons, LLC.

•                  MBS Management Services, Inc., an affiliate of the borrower, will manage Bristol Park.  MBS Management currently has a staff of 300+ employees and manages multifamily properties containing nearly 14,000 apartment units.

Canterbury Apartments

Loan Information

Cut-off Date Principal Balance (1):	$23,000,000

First Payment Date:	November 11, 2003

Mortgage Interest Rate:	5.380% per annum

Amortization Term:	Interest Only

Maturity/ARD Date:	October 11, 2013

Maturity/ARD Balance (1):	$23,000,000

Interest Calculation:	Actual/360

Call Protection:	Lockout/Defeasance: 117
(Payments)	Open: 3

Loan per Unit (1):	$47,917

Upfront Reserves:	Engineering Reserve	$45,000 (2)

	Environmental Reserve	$6,000 (3)

Ongoing Reserves:	Tax and Insurance Reserve	Yes (4)

	Annual Replacement Reserve	$250/Unit (5)

Lockbox:	None

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Multifamily

Property Sub-Type:	Conventional

Location:	Nashua, New Hampshire

Year Built/Renovated:	1973/2002

Units:	480

Occupancy at U/W(6):	98%

Ownership Interest:	Fee

Property Management:	Jager Management, Inc.

U/W Net Cash Flow:	$2,938,721

U/W DSCR:	2.34x

Appraised Value:	$37,600,000

Cut-off Date LTV Ratio (1):	61.2%

Maturity/ARD LTV Ratio:	61.2%

(1)          Based on a March 2004 Cut-off Date.  The Canterbury Apartments Mortgage Loan is interest only for its entire ten-year term.

(2)          The borrower was required, at closing, to deposit $45,000 into the engineering reserve fund for maintenance, repair and/or remedial or corrective work.

(3)          The borrower was required, at closing, to deposit $6,000 into the environmental reserve fund for immediate environmental repairs to be made at the Canterbury Apartments Property, which include the plugging and abandoning of the groundwater monitoring wells originally installed to ascertain if the Canterbury Apartments Property has been impacted by off-site contamination on adjacent property.

(4)          The borrower is required to make monthly deposits of one-sixth of the semi-annual real estate taxes and assessments that will become due on the Canterbury Apartments Property, plus one-twelfth of the amount of annual taxes and insurance premiums into a tax and insurance reserve fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(5)          The borrower is required to make monthly deposits in the amount of $10,000 ($250 per unit per year) into the replacement reserve fund.  If the balance in the replacement reserve fund is equal to or greater than $120,000, the borrower shall not be obligated to make future deposits until the balance falls below $120,000.

(6)          Occupancy at U/W is based on the November 24, 2003 rent roll.

Additional Information

•                  Canterbury Apartments (“Canterbury” or the “Subject”) is a 480-unit, multifamily property located in Nashua, New Hampshire.  Built in 1973, Canterbury has a tenant base comprised of white and blue-collar workers that are employed in the general market area-Nashua, Manchester and Concord New Hampshire.

•                  Canterbury is comprised of 384 two-bedroom units, 80 one-bedroom units and 16 studio units.  Amenities include a swimming pool, basketball and tennis courts, playground area, and laundry facilities.  Parking provides for 815 spaces or 1.7 spaces per unit.

•                  According to the November 24, 2003 rent roll, occupancy is at 98%.  Canterbury has long been well received in the competitive marketplace, operating consistently at occupancy levels between 93% and 99%. Given that the sub-market and rental comps reflect vacancies of 5.6% and 4.9%, respectively, high occupancy rates are expected to continue.

•                  Canterbury is located in the City of Nashua, New Hampshire within Hillsborough County.  Nashua is located approximately 20 miles south of the state capitol of Concord and approximately 40 miles northwest of Boston, Massachusetts. The Subject is located within commuting distance to Boston.  Nashua is seen as a northern suburb of, or a suburban area within the influence of, Boston.  In 2000, the City of Nashua had an estimated population of 84,667, a 6.3% increase from 1990.

•                  Within Nashua, the services, manufacturing, and trade industries employ the majority of the workforce (approximately 75%).  Figures for the state are similar.  Major employers include Digital Equipment Corp, 5,069 employees; Lockheed Martin, 4,300 employees; Nashua Schools, 1,500 employees; and Southern NH Regional Medical, 1,400 employees.

•                  The borrowing entity, GP-Nashua Limited Partnership, is a newly formed single purpose entity controlled by the Jager Associate, LLC (“Jager”).  Mr. Joel Gershman, a principal of Jager, executed a Guaranty Agreement that required that Jager maintain a “liquid net worth” (cash and immediately marketable securities) of $5 million.

•                  Jager Management, Inc. will manage Canterbury.  As principals of Jager Management, Inc., Mark Perechocky, Marshall Cohen and Joel Gershman provide a wealth of knowledge in the real estate development and management arenas, with each principal having over 20 years of experience.  Jager Management, Inc. was formed in 1989 and has owned and/or managed over 7,697 multifamily units and 6.5 million SF of retail space.  Jager Management, Inc. currently owns and operates 2,335 multifamily units.  In addition, Jager Management, Inc. currently manages 4 million SF of retail space across the Midwest and Northeast.

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REAL ESTATE DEBT CAPITAL MARKETS

CONTACT	PHONE	FAX	E-MAIL

Ken Rivkin Managing Director	212.538.8737	212.743.4762	ken.rivkin@csfb.com

Barry Polen Director	212.325.3295	212.325.9807	barry.polen@csfb.com

Chris Anderson Director	212.325.3295	212.743.4790	chris.anderson@csfb.com

Matt Borstein Vice President	212.325.3295	212.325.8104	matt.borstein@csfb.com

Derek Barcelona Vice President	212.325.3295	212.743.5830	derek.barcelona@csfb.com

Jason Fruchtman Associate	212.325.3295	212.743.4827	jason.fruchtman@csfb.com

Martin Gilligan Associate	212.325.3295	212.743.4618	martin.gilligan@csfb.com

Jeffrey Fleming Associate	212.325.3295	212.743.4940	jeffrey.fleming@csfb.com

STRUCTURED FINANCE

CONTACT	PHONE	FAX	E-MAIL

Anand Gajjar Managing Director	212.538.6415	212.743.5530	anand.gajjar@csfb.com

Jeffrey Altabef Managing Director	212.325.5584	212.743.5227	jeffrey.altabef@csfb.com

Daniel Wolins Vice President	212.538.6282	212.743.5556	daniel.wolins@csfb.com

Prashant A. Raj Associate	212.538.5773	212.743.5171	prashant.raj@csfb.com

Senay Dawit Analyst	212.538.8734	212.743.4760	senay.dawit@csfb.com